Exhibit 1(2)

[Bylaws of the Registrant]

E S T A T U T O S

CAPITULO PRIMERO

DENOMINACIÓN, DURACIÓN, DOMICILIO, OBJETO Y NACIONALIDAD

ARTICULO PRIMERO. La Sociedad se denomina “Desarrolladora Homex”. Esta denominación irá siempre seguida de las palabras “Sociedad Anónima de Capital Variable” o de su abreviatura “S.A. de C.V.”

ARTICULO SEGUNDO. La duración de la Sociedad será indefinida.

ARTICULO TERCERO. El domicilio social de la Sociedad es la Ciudad de Culiacán, Sinaloa; sin perjuicio de poder establecer agencias y sucursales en cualquier lugar de la República Mexicana o del extranjero y de fijar los domicilios convencionales que resulten convenientes.

ARTICULO CUARTO. La Sociedad tiene por objeto:

1.- Promover, constituir, organizar y administrar toda clase de sociedades mercantiles o civiles, adquirir acciones o partes sociales en otras sociedades mercantiles o civiles, ya sea formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar tales acciones o partes sociales. Asimismo, conforme a las disposiciones de carácter general expedidas por la Comisión Nacional Bancaria y de Valores y siempre que las acciones de la Sociedad estén inscritas en el Registro Nacional de Valores, podrá adquirir acciones representativas de su propio capital social, sujeto a lo previsto en el artículo Octavo de estos estatutos.

2.- Recibir de terceros y proporcionar a las sociedades de que sea accionista o socio o a cualesquiera otros terceros, servicios de asesoría y consultoría técnica incluyendo en materia administrativa, contable, mercantil y financiera.

3.- Obtener, adquirir, utilizar o disponer de toda clase de patentes, marcas o nombres comerciales, franquicias o derechos de propiedad industrial ya sea en México o en el extranjero.

4.- Obtener toda clase de financiamientos o préstamos, con o sin garantía específica, y otorgar préstamos a sociedades mercantiles o civiles u otras personas en las que la Sociedad tenga participación social o con las cuales mantenga relaciones de negocios.

5.- Otorgar toda clase de garantías y avales, respecto de obligaciones o títulos de crédito a cargo de sociedades mercantiles o civiles u otras personas en las que la Sociedad tenga participación social o con las cuales mantenga relaciones de negocios.

6.- Emitir, suscribir y girar toda clase de títulos de crédito, aceptarlos y endosarlos, incluyendo obligaciones con o sin garantía.

7.- Adquirir, arrendar, administrar, vender, hipotecar, pignorar, gravar o disponer en cualquier forma toda clase de bienes muebles o inmuebles, así como derechos reales sobre ellos.

8.- Ejecutar toda clase de actos y celebrar toda clase de convenios y contratos laborales, civiles, mercantiles o administrativos permitidos por la legislación mexicana tanto con personas físicas y morales de carácter privado o público, obteniendo de éstas, concesiones, permisos y autorizaciones relacionadas directa o indirectamente con los fines de su objeto social, inclusive, contratar activa o pasivamente toda clase de prestaciones de servicios, asesorías, supervisión, dirección técnica necesarios o convenientes con sus anteriores fines.

9.- Emitir acciones de tesorería en los términos del artículo 81 de la Ley del Mercado de Valores, conforme al procedimiento establecido en el artículo Séptimo de estos estatutos.

10.- Establecer agencias o representaciones y actuar como comisionista, agente, representante, mediador mercantil o distribuidor.

11.- En general, realizar o celebrar toda clase de actos, contratos y operaciones conexos, accesorios o complementarios que sean necesarios o convenientes para la realización de los objetos anteriores.

ARTICULO QUINTO. La Sociedad es de nacionalidad mexicana. Todo extranjero que adquiera un interés o participación social en la Sociedad se obliga a considerarse como nacional respecto de uno y otra, así como de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la Sociedad o bien de los derechos y obligaciones que deriven de los convenios en los que sea parte la Sociedad con autoridades mexicanas, y a no invocar por lo mismo la protección de su gobierno, bajo la pena, en caso contrario, de perder dicho interés o participación social en beneficio de la Nación.

CAPITULO SEGUNDO

CAPITAL SOCIAL Y ACCIONES

ARTICULO SEXTO. El capital social es variable. El capital fijo sin derecho a retiro asciende a la cantidad de $166,635,531.50 (ciento sesenta y seis millones seiscientos treinta y cinco mil quinientos treinta y un pesos 50/100 Moneda Nacional) y estará representado por 313,856,490 (trescientas trece millones ochocientas cincuenta y seis mil cuatrocientas noventa) acciones ordinarias, nominativas, sin expresión del valor nominal, totalmente suscritas y pagadas, de una sola serie (“Serie Única”). La parte variable del capital social es ilimitada y estará representada por acciones ordinarias, nominativas, sin expresión del valor nominal, de la Serie Única. Salvo por el derecho de retiro del que son titulares los tenedores de acciones representativas de la parte variable del capital social, todas las acciones del capital social confieren los mismos derechos y obligaciones.

Según lo establecido por el artículo 14 Bis 3, fracción II, de la Ley del Mercado de Valores, previa autorización de la Comisión Nacional Bancaria y de Valores, la Sociedad podrá emitir acciones sin derecho a voto, al igual que con la limitante de otros derechos corporativos, así como acciones de voto restringido distintas a las que prevé el artículo 113 de la Ley General de Sociedades Mercantiles, con las limitaciones y requisitos establecidas en dicho artículo. Al momento de emisión de dichas acciones, la asamblea de accionistas que acuerde su emisión determinará los derechos que les correspondan a las acciones motivo de la emisión. En su caso, las acciones que se emitan al amparo de este párrafo, serán de una serie distinta a las demás acciones que representen el capital social de la Sociedad.

ARTICULO SÉPTIMO. La Sociedad podrá emitir acciones no suscritas, las cuales se conservarán en la tesorería de la Sociedad para ser entregadas en la medida que se realice su suscripción y pago.

Asimismo, previa autorización expresa de la Comisión Nacional Bancaria y de Valores, la Sociedad podrá emitir acciones no suscritas para su colocación en el público, siempre que se mantengan en custodia en una institución para el depósito de valores y se cumplan las condiciones previstas al efecto por el artículo 81 de la Ley del Mercado de Valores.

En la convocatoria en la que se cite a asamblea general extraordinaria que corresponda, se deberá hacer notar expresamente que se reúne para los fines precisados en el artículo 81 de la Ley del Mercado de Valores, haciendo mención especial de lo establecido en el párrafo anterior.

En la asamblea extraordinaria de accionistas en la que se decrete la emisión de acciones no suscritas, deberá hacerse renuncia expresa al derecho de preferencia a que se refiere el artículo 132 de la Ley General de Sociedades Mercantiles.

Para lo cual, habiendo quórum en los términos de estos estatutos sociales y aprobándose por acuerdo de la mayoría requerida, el acuerdo que se tome producirá todos sus efectos, alcanzando a los accionistas que no hayan asistido a la asamblea, por lo que la Sociedad podrá colocar las acciones entre el público sin hacer la publicación a que se refiere el artículo mencionado en este párrafo y sin que los derechos de preferencia correspondientes sean aplicables. Cuando una minoría, que represente cuando menos el 25% (veinticinco por ciento) del capital social, vote en contra de la emisión de acciones no suscritas, dicha emisión no podrá llevarse a cabo.

Asimismo, cualquier accionista que vote en contra de dichas resoluciones, tendrá derecho a exigir de la Sociedad la colocación de sus acciones, al mismo precio en el que se ofrezcan al público las acciones materia de la emisión. La Sociedad tendrá obligación de colocar en primer lugar las acciones pertenecientes a dichos accionistas.

ARTICULO OCTAVO.  La Sociedad podrá adquirir acciones representativas de su capital social o títulos referidos a éstas, a través de las bolsas de valores en las que se operen, incluyendo bolsas de valores extranjeras, al precio corriente en el mercado, sin que sea aplicable la prohibición a que se refiere el primer párrafo del artículo 134 de la

Ley General de Sociedades Mercantiles. La adquisición de acciones propias se realizará con cargo al capital contable en tanto dichas acciones pertenezcan a la Sociedad o, en su caso, con cargo al capital social en caso de que se resuelva convertirlas en acciones de tesorería, en cuyo supuesto, no se requerirá de resolución de asamblea de accionistas.  La asamblea general ordinaria de accionistas deberá acordar para cada ejercicio social, el monto máximo de recursos que podrán destinarse a la compra de acciones propias, sin que los recursos totales destinados a este fin excedan del saldo total de las utilidades netas de la Sociedad, incluyendo las retenidas de ejercicios anteriores. Será facultad del Consejo de Administración de la Sociedad el designar al funcionario o funcionarios responsables de la adquisición y colocación de acciones propias.

Las acciones que la Sociedad adquiera conforme a ésta cláusula que pertenezcan a la misma o, en su caso, las acciones de tesorería, podrán ser recolocadas entre el público inversionista. El producto de la venta de acciones de tesorería se aplicará a aumentar el capital social por la cantidad equivalente al valor teórico de las propias acciones; en caso de existir algún excedente entre el valor teórico y el precio al cual se coloquen las acciones, éste deberá registrarse en la cuenta de prima por suscripción de acciones.

En tanto pertenezcan las acciones a la Sociedad, éstas no podrán ser representadas en asamblea de accionistas alguna.

La disminución y aumento del capital social derivados de la compra y colocación de acciones propias, cuando estas se conviertan en acciones de tesorería, no requerirá resolución de asamblea de accionistas ni del Consejo de Administración.

La compra y colocación de acciones previstos en esta cláusula, los informes que sobre las mismas deban presentarse a la asamblea general ordinaria de accionistas, las normas de revelación en la información financiera, así como la forma y términos en que estas operaciones sean dadas a conocer a la Comisión Nacional Bancaria y de Valores, a la bolsa de valores correspondiente y al público inversionista, estarán sujetos a la Ley del Mercado de Valores y a las disposiciones de carácter general que expida la propia Comisión.

ARTICULO NOVENO. La Sociedad llevará un libro de registro de acciones nominativas, de acuerdo con los artículos 128 y 129 de la Ley General de Sociedades Mercantiles y, en su caso, en términos del artículo 78 de la Ley del Mercado de Valores. El libro de registro de acciones deberá ser llevado por el Secretario del Consejo de Administración de la Sociedad, a menos que los accionistas o el Consejo de Administración designen a una persona diferente para llevar dicho registro. La Sociedad podrá en los términos legales correspondientes, encomendar a instituciones para el depósito de valores, el registro de acciones y la realización de las inscripciones respectivas en el registro de acciones.

La Sociedad considerará como tenedor legítimo a quien aparezca inscrito en el libro de registro de acciones nominativas.

En el caso de que las acciones representativas del capital social de la Sociedad se coloquen en mercados de valores, bastará para su registro en dicho libro, la indicación de esta circunstancia y de la institución para el depósito de valores en la que se encuentren depositados el o los títulos que las representen y, en tal caso, la Sociedad reconocerá como accionistas, también a quienes acrediten dicho carácter con las constancias expedidas por la institución para el depósito de valores de que se trate, complementadas con el listado de titulares de acciones correspondiente, formulado por quienes aparezcan como depositantes en las citadas constancias, en los términos del artículo 78 de la Ley del Mercado de Valores.

El libro de registro de acciones permanecerá cerrado desde la fecha en que se expidan las constancias de conformidad con el artículo 78 de la Ley del Mercado de Valores, hasta el día hábil siguiente de celebrada la asamblea respectiva.  Durante tales períodos no se hará inscripción alguna en el libro.

ARTICULO DÉCIMO.  Las Subsidiarias de la Sociedad, no deberán directa o indirectamente invertir en el capital social de la Sociedad, ni de ninguna otra sociedad respecto de la cual la Sociedad sea su Subsidiaria. Para los efectos de este Artículo, el término Subsidiaria tendrá el significado que al efecto establezca los principios de contabilidad generalmente aceptados, conforme a lo señalado en las disposiciones aplicables.

ARTICULO DÉCIMO PRIMERO. Con excepción de los aumentos del capital social resultantes de la colocación de acciones propias a que se refiere el artículo Octavo anterior, los aumentos del capital social se efectuarán por resolución de la asamblea general ordinaria o extraordinaria de accionistas, según sea el caso, conforme a lo previsto en la Ley General de Sociedades Mercantiles y las reglas previstas en este Artículo.

En los aumentos de capital social podrá acordarse la emisión de acciones.

Los aumentos del capital social en su parte fija se harán por resolución de la asamblea general extraordinaria de accionistas de conformidad con estos estatutos.

En este caso, se requerirá además de la reforma de estos estatutos sociales.

Los aumentos del capital social en su parte variable, salvo que resulten de la colocación de acciones propias adquiridas en los términos del artículo Octavo anterior, se harán por resolución de la asamblea general ordinaria de accionistas de conformidad con estos estatutos, con la única formalidad de que el acta correspondiente sea protocolizada ante notario público, sin necesidad de inscribir la escritura respectiva en el Registro Público de Comercio.

Al tomarse los acuerdos respectivos a aumentos del capital social, la asamblea de accionistas que decrete el aumento, o cualquier asamblea de accionistas posterior, fijará los términos y condiciones en los que deba de llevarse a cabo dicho aumento, quien a su vez podrá delegar esa facultad al Consejo de Administración.

Las acciones que por resolución de la asamblea que decrete su emisión deban entregarse a medida que se realice su suscripción, podrán ser ofrecidas para suscripción y pago por el Consejo de Administración o por el delegado o los delegados especiales, de acuerdo con las facultades que a éstos hubiese otorgado la asamblea de accionistas, respetando en todo caso los derechos de preferencia que se establecen en el artículo Décimo Segundo siguiente.

Los aumentos de capital podrán efectuarse mediante capitalización de cuentas del capital contable a que se refiere el artículo 116 de la Ley General de Sociedades Mercantiles o mediante pago en efectivo o en especie, por capitalización de pasivos o por cualquier otro medio, permitido por la legislación aplicable. En los aumentos por capitalización de cuentas del capital contable, todas las acciones tendrán derecho a la parte proporcional que les corresponda del aumento, sin que sea necesario emitir nuevas acciones que lo representen.

Salvo por los aumentos del capital social resultantes de la colocación de acciones propias adquiridas por la Sociedad en los términos del artículo Octavo de estos estatutos, todo aumento del capital social deberá inscribirse en el registro que a tal efecto llevará la Sociedad, a través de la persona designada conforme al artículo Noveno de estos estatutos.

ARTICULO DÉCIMO SEGUNDO. En los aumentos del capital social, los accionistas tendrán preferencia para suscribir las nuevas acciones que se emitan o se pongan en circulación para representar el aumento, en proporción al número de acciones de que sean titulares al momento de decretarse el aumento de que se trate. Este derecho deberá ejercerse dentro del plazo que para tal efecto establezca la asamblea que decrete el aumento, el cual en ningún caso podrá ser inferior a 15 (quince) días naturales contados a partir de la fecha de publicación del aviso correspondiente en el periódico oficial del domicilio social y en uno de los periódicos de mayor circulación en dicho domicilio social.  Los accionistas no tendrán el derecho de preferencia a que se hace mención en este artículo en relación con las acciones que se emitan (i) con motivo de la fusión de la sociedad, (ii) para la conversión de obligaciones convertibles en acciones de la Sociedad, (iii) para la colocación de acciones propias adquiridas en los términos del artículo Octavo de estos estatutos, y (iv) en los casos referidos en el artículo Séptimo de estos estatutos.

ARTICULO DÉCIMO TERCERO. Con excepción de las disminuciones del capital social derivadas del ejercicio del derecho de retiro a que se refiere este artículo y las que resulten de la adquisición de acciones propias a que se refiere el artículo Octavo anterior, el capital social únicamente podrá ser disminuido por acuerdo de la asamblea general ordinaria o extraordinaria de accionistas, según sea el caso, conforme a las reglas previstas en este artículo. Las disminuciones en el capital fijo deberán ser resueltas por acuerdo de la asamblea extraordinaria de accionistas, de conformidad con estos estatutos, y conforme a las reglas previstas en este artículo. En este caso, se reformarán estos estatutos, cumpliendo en todo caso, con lo ordenado por el artículo 9° de la Ley General de Sociedades Mercantiles.

Las disminuciones en el capital variable, salvo las derivadas del ejercicio del derecho de retiro y las que resulten de la adquisición de acciones propias a que se refiere el artículo Octavo anterior, deberán ser resueltas por acuerdo de la asamblea ordinaria de accionistas, de conformidad con estos estatutos sociales, y con la única formalidad de que el acta correspondiente sea protocolizada ante notario público, sin necesidad de inscribir la escritura respectiva en el Registro Público de Comercio.

Las disminuciones del capital podrán efectuarse (i) para absolver pérdidas, (ii) para rembolsar a los accionistas o liberarlos de exhibiciones no realizadas, (iii) en el caso de que se ejerza el derecho de retiro de acciones de la parte variable, (iv) como resultado de la adquisición de acciones propias en los términos que se establecen en el artículo Octavo de estos estatutos, o (v) en cualquier otro caso, permitido conforme a la legislación aplicable.

Las disminuciones del capital para absorber pérdidas se efectuarán proporcionalmente entre todas las acciones representativas del capital social, sin que sea necesario cancelar acciones, en virtud de que éstas no expresan valor nominal.

En el supuesto de que se realicen reducciones del capital social por reembolso a los accionistas, el reembolso se hará a prorrata entre todas las acciones representativas del capital social.

La disminución del capital social como consecuencia de que un accionista propietario de acciones representativas de la parte variable del capital social ejerza su derecho de retirar total o parcialmente su aportación representada por dichas acciones de que sea tenedor, deberá sujetarse a lo dispuesto en los artículos 220 y 221 de la Ley General de Sociedades Mercantiles, y el reembolso de las acciones objeto de retiro se pagará conforme a lo siguiente:

1. El valor que resulte más bajo de entre los dos siguientes: (i) el 95% (noventa y cinco por ciento) del valor de cotización en bolsa, obtenido del precio promedio ponderado por volumen de las operaciones que se hayan efectuado durante los últimos 30 (treinta) días en que se hayan negociado los valores de la Sociedad, anteriores a la fecha en que el retiro deba surtir sus efectos, durante un periodo que no podrá ser superior a 6 (seis) meses, o bien (ii) el valor contable de las acciones de la Sociedad, de acuerdo al balance general correspondiente aprobado por la asamblea general ordinaria de accionistas correspondiente al ejercicio inmediato anterior a aquel en que la separación deba surtir sus efectos.

En caso de que el número de días en que se hubieren negociado las acciones durante el periodo señalado en el párrafo anterior sea inferior a treinta, se tomarán los días que efectivamente se hubieren negociado. En el evento de que las acciones no se negocien en dicho periodo, se tomará el valor contable de las acciones.

2. El pago del reembolso por retiro será exigible a la Sociedad a partir del día siguiente a la celebración de la asamblea general ordinaria de accionistas que haya aprobado el balance general correspondiente al ejercicio social en que el retiro deba surtir sus efectos.

Salvo por las disminuciones del capital social resultantes de la adquisición de acciones de la Sociedad realizadas en los términos del artículo Octavo de estos estatutos, toda disminución del capital social deberá de inscribirse en el registro que para tal efecto llevará la Sociedad o las personas mencionadas en el artículo Noveno de estos estatutos.

ARTICULO DÉCIMO CUARTO. La asamblea general extraordinaria podrá resolver la amortización de acciones con utilidades repartibles, cumpliendo lo previsto por el artículo 136 de la Ley General de Sociedades Mercantiles. En el caso de acciones que coticen en una bolsa de valores, la amortización se llevará a cabo, mediante la adquisición de las propias acciones en la bolsa de que se trate, de acuerdo al sistema, precios, términos y demás condiciones que para ese efecto acuerde la asamblea correspondiente, la cual podrá delegar en el Consejo de Administración o en delegados especiales, la facultad de determinar el sistema, precios, términos y demás condiciones para ello.

Las acciones amortizadas quedarán anuladas y los títulos correspondientes deberán cancelarse.

ARTICULO DÉCIMO QUINTO.  En el evento de cancelación de la inscripción de las acciones representativas del capital de la Sociedad en la Sección de Valores del Registro Nacional de Valores, ya sea por solicitud de la propia Sociedad o por resolución adoptada por la Comisión Nacional Bancaria y de Valores, los accionistas que sean titulares de la mayoría de las acciones ordinarias o tengan la posibilidad, bajo cualquier título, de imponer decisiones en las asambleas generales de accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad deberán realizar una oferta pública de compra, previamente a dicha cancelación. Tras lo anterior, los accionistas antes mencionados deberán afectar en un fideicomiso por un periodo de cuando menos 6 (seis) meses los recursos necesarios para comprar al mismo precio de la oferta pública de compra las acciones de los inversionistas que no acudieron o no aceptaron dicha oferta, en el evento de que una vez realizada la oferta pública de compra y previo a la cancelación de la inscripción de las acciones representativas del capital social de la Sociedad u otros valores emitidos con bases en esas acciones en el Registro Nacional de Valores, los mencionados accionistas no hubieran logrado adquirir el 100% (cien por ciento) del capital social pagado.

La oferta pública de compra antes mencionada deberá realizarse cuando menos al precio que resulte mayor entre (i) el Precio de Mercado (como se define más adelante); o bien (ii) el valor contable de la acción de acuerdo al último reporte trimestral presentado ante la propia Comisión Nacional Bancaria y de Valores y la Bolsa Mexicana de Valores, S.A. de C.V. antes del inicio de la oferta, excepto cuando dicho valor se haya modificado de conformidad con los criterios aplicables a la determinación de información relevante, en cuyo caso, deberá considerar la información financiera más reciente con que cuente la Sociedad.

Para efectos de lo previsto en el párrafo anterior, por “Precio de Mercado” se entiende el precio promedio ponderado por volumen de operaciones efectuadas durante los últimos 30 (treinta) días en que se hubieren negociado las acciones de la Sociedad, previos a la fecha de la oferta, durante un periodo no mayor a 6 (seis) meses. En caso de que el número de días en que se hayan negociado las acciones durante el periodo señalado sea inferior a treinta, se tomarán los días que efectivamente se hubieren negociado. En el evento de que las acciones no se negocien en dicho periodo, se tomará el valor contable de las acciones. En caso de que la oferta comprenda más de una serie accionaria, el promedio ponderado a que se hace referencia en este párrafo, deberá realizarse por cada una de las series que se pretenda cancelar, debiendo tomarse como valor de cotización para la oferta pública de todas las series el promedio que resulte mayor.

El Consejo de Administración de la Sociedad, dentro de los 5 (cinco) días hábiles previos al día de inicio de la oferta, deberá dar a conocer su opinión, respecto a la justificación del precio de la oferta pública de compra, en la que tomará en cuenta los intereses de los accionistas minoritarios a fin de cumplir con lo dispuesto en el segundo párrafo del artículo 16 de la Ley del Mercado de Valores y la opinión del Comité de Auditoria, la cual, en caso de que sea contraria deberá divulgarse. En caso de que el Consejo de Administración se encuentre frente a situaciones que puedan generarle conflicto de interés, la opinión del Consejo deberá de estar acompañada de otra emitida por un Experto Independiente (según se define más adelante) seleccionado por el Comité de Auditoria, en la que se haga especial énfasis en la salvaguarda de los derechos de los accionistas minoritarios.

Los accionistas que sean titulares de la mayoría de las acciones ordinarias o tengan la posibilidad, bajo cualquier título, de imponer decisiones en las asambleas generales de accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad, no estarán obligados a llevar a cabo la oferta pública de compra antes mencionada para la cancelación registral, si se acredita el consentimiento de los accionistas que representen cuando menos el 95% (noventa y cinco por ciento) del capital social de la Sociedad mediante acuerdo de asamblea y que el monto a ofrecer por las acciones colocadas entre el Gran Público Inversionista (según se define más adelante) conforme a lo establecido en este artículo sea menor a 300,000 unidades de inversión.  Lo anterior, en el entendido de que para solicitar y obtener la cancelación, la Sociedad deberá constituir el fideicomiso a que se hace referencia en este artículo y notificar la cancelación y constitución del fideicomiso a través del sistema electrónico de envío y difusión de información o el sistema equivalente que sea autorizado a la Bolsa Mexicana de Valores, S.A. de C.V. por la Comisión Nacional Bancaria y de Valores.

Para efectos de lo previsto en el párrafo anterior por “Gran Público Inversionista” se entenderá a la persona o personas que mantengan valores de la Sociedad, distintas a esta última, y que califiquen como tales de conformidad con lo dispuesto en la Ley del Mercado de Valores o en las disposiciones de carácter general o reglas emitidas al efecto por la Comisión Nacional Bancaria y de Valores.  Para efectos de lo previsto en estos estatutos, por “Experto Independiente” se entenderá a aquella persona o personas que cubran los requisitos previstos en la Ley del Mercado de Valores o en las disposiciones de carácter general o reglas emitidas al efecto por la Comisión Nacional Bancaria y de Valores.

Lo previsto en este artículo será aplicable a los títulos o unidades representativos de dos o más acciones de una o más series accionarias de la Sociedad.

Los accionistas obligados a realizar la oferta pública de compra prevista en este artículo, podrán solicitar a la Comisión Nacional Bancaria y de Valores les autorice, considerando la situación financiera y perspectivas de la Sociedad, utilizar una base distinta para la determinación del precio al que se hace referencia anteriormente en este artículo, siempre que se presenten el acuerdo del Consejo de Administración, previa opinión favorable del Comité de Auditoria, en el que se contengan los motivos por los cuales se estima justificado establecer un precio distinto, acompañado de un informe de Experto Independiente que haga especial énfasis en que el precio es consistente con el artículo 16 de la Ley del Mercado de Valores.

ARTICULO DÉCIMO SEXTO.  Los títulos definitivos o los certificados provisionales que representen a las acciones serán nominativos y podrán amparar una o más acciones, contendrán las menciones a que se refiere el artículo 125 de la Ley General de Sociedades Mercantiles y la indicación de la serie o Subserie, llevarán inserto el texto del artículo Quinto de estos estatutos, y serán suscritos por dos miembros propietarios del Consejo de Administración.

Cuando se trate de títulos de acciones que se depositen en una institución para el depósito de valores o cuando dicha institución reciba directamente de la Sociedad valores provenientes del ejercicio de derechos patrimoniales que haga efectivos por cuenta de sus depositantes, la Sociedad podrá, previa aprobación de la institución para el depósito de valores, entregarle títulos múltiples o un solo título que amparen las acciones materia de la emisión y del depósito, debiendo la propia institución hacer los asientos necesarios para que queden determinados los derechos de los respectivos depositantes. En tal caso, los títulos que las representen serán emitidos con la mención de estar depositados en la institución para el depósito de valores de que se trate, sin que se requiera expresar en el documento el nombre, el domicilio, ni la nacionalidad del titular. Cuando así lo convengan la Sociedad y la institución para el depósito de valores, podrán emitirse títulos que no lleven cupones adheridos. En este caso, las constancias que expida la institución para el depósito de valores de que se trate harán las veces de dichos títulos accesorios para todos los efectos legales, en los términos de la Ley del Mercado de Valores.

CAPITULO TERCERO

ASAMBLEAS DE ACCIONISTAS

ARTICULO DÉCIMO SÉPTIMO. La asamblea general de accionistas es el órgano supremo de la Sociedad. Las asambleas de accionistas serán generales o especiales, siendo las generales, ordinarias o extraordinarias. Serán asambleas extraordinarias las convocadas para tratar cualquiera de los asuntos indicados en el artículo 182 de la Ley General de Sociedades Mercantiles, así como las que se reúnan para tratar cualquiera de los asuntos mencionados en el artículo Vigésimo Segundo, inciso B de estos estatutos. Serán asambleas ordinarias las convocadas para tratar cualquiera de los asuntos indicados en el artículo 181 de la Ley General de Sociedades Mercantiles y para tratar cualquier otro asunto no reservado a las asambleas extraordinarias.

ARTICULO DÉCIMO OCTAVO. Las convocatorias para asambleas de accionistas deberán ser hechas por el Consejo de Administración, por su Presidente o por el o los Comisarios. Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el 10% (diez por ciento) del capital social podrán solicitar se convoque a una asamblea general de accionistas en los términos señalados en el artículo 184 de la Ley General de Sociedades Mercantiles.

Cualquier accionista tendrá el mismo derecho en cualquiera de los casos a que se refiere el artículo 185 de la Ley General de Sociedades Mercantiles. Si no se hiciese la convocatoria dentro de los 15 (quince) días siguientes a la fecha de solicitud, un Juez de lo Civil o de Distrito del domicilio de la Sociedad, lo hará a petición de cualquier accionista interesado, quien deberá acreditar la titularidad de sus acciones para este objeto.

Las convocatorias para las asambleas generales ordinarias, extraordinarias o especiales deberán publicarse en el periódico oficial del domicilio social de la Sociedad o en uno de los diarios de mayor circulación en dicho domicilio, por lo menos con 15 (quince) días de anticipación a la fecha fijada para la asamblea. Las convocatorias contendrán el orden del día y deberán estar firmadas por la persona o las personas que las hagan.

Desde el momento en que se publique la convocatoria para las asambleas de accionistas, deberán estar a disposición de los mismos en las oficinas de la Sociedad, de forma inmediata y gratuita, la información y los documentos relacionados con cada uno de los puntos del orden del día a tratarse en la asamblea a la cual se convocó.

De conformidad con lo establecido en el segundo párrafo del artículo 178 de la Ley General de Sociedades Mercantiles, las resoluciones tomadas fuera de asamblea, por unanimidad de los accionistas que representen todas las acciones con derecho a voto o de la serie especial de acciones de que se trate, en su caso, tendrán para todos los efectos legales la misma validez que si hubieren sido adoptadas reunidos en asamblea general o especial, respectivamente, siempre que los accionistas las confirmen por escrito.

ARTICULO DÉCIMO NOVENO. Sólo las personas inscritas como accionistas en el Libro de Registro de Acciones, así como las que presenten las constancias emitidas por la S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores completado con las listas de depositantes en el mismo, tendrán derecho de comparecer o de ser representadas en las asambleas de accionistas, para lo cual será aplicable lo dispuesto en la Ley del Mercado de Valores. Los accionistas podrán ser representados en las asambleas por la persona o las personas que para ello designen mediante poder otorgado en formulario elaborado por la Sociedad, el cual deberá reunir los requisitos señalados en el artículo 14 bis tres fracción VI, inciso c) de la Ley del Mercado de Valores.  La Sociedad deberá mantener a disposición de los intermediarios del mercado de valores que acrediten contar con la representación de los accionistas de la propia Sociedad, por lo menos quince (15) días naturales antes de la fecha de la asamblea respectiva, los referidos formularios de poderes, de lo cual se cerciorará el Secretario de la Sociedad, haciéndolo constar en el acta de la Asamblea.

El Secretario del Consejo de Administración estará obligado a cerciorarse de la observancia de lo dispuesto en el párrafo anterior, e informar sobre ello a la asamblea de accionistas, lo que se hará constar en el acta respectiva.

Cada accionista o su representante tendrá derecho a un voto por cada acción.

Los miembros del Consejo de Administración, funcionarios y Comisarios de la Sociedad no podrán representar a ningún accionista en las asambleas de accionistas de la Sociedad.

ARTICULO VIGÉSIMO.  Las actas de asambleas serán elaboradas por el Secretario, se transcribirán en el libro respectivo y serán firmadas por el Presidente, el Secretario y los escrutadores, así como por los Comisarios que asistieren.

ARTICULO VIGÉSIMO PRIMERO. Las asambleas serán presididas por el Presidente del Consejo de Administración y en su ausencia, por la persona a quien designen los accionistas presentes por mayoría de votos.

Actuará como Secretario en las asambleas de accionistas quien ocupe ese cargo en el Consejo de Administración y, a falta de éste, la persona que al efecto designen los accionistas presentes por mayoría de votos. El Presidente nombrará dos escrutadores de entre los accionistas, representantes de accionistas o invitados presentes en las asambleas, para hacer el recuento de las acciones representadas, para que determinen si se constituye quórum y, en su caso, para el recuento de los votos emitidos.

ARTICULO VIGÉSIMO SEGUNDO. A.  Las asambleas generales ordinarias de accionistas se celebrarán por lo menos una vez al año, dentro de los 4 (cuatro) meses siguientes a la clausura de cada ejercicio social, y cuando sea convocada para tratar alguno de los asuntos de su competencia.  Además de los asuntos que se incluyan en el Orden del Día, deberán tratarse los siguientes:

1.   Discutir, aprobar o modificar y resolver lo conducente en relación con el informe del Consejo de Administración sobre la situación financiera de la Sociedad y demás documentos contables, incluyendo el informe del Comisario, en los términos del artículo 172 de la Ley General de Sociedades Mercantiles.

2.   Decidir sobre la aplicación de utilidades, en su caso.

3.   Nombrar a los miembros del Consejo de Administración, Secretario, Comisario y sus suplentes y, en su caso, a los miembros del Comité Ejecutivo y determinar sus remuneraciones.

4.   En su caso, designar el monto máximo de recursos que podrá destinarse a la compra de acciones propias.

5.   Conocer el reporte anual del Comité de Auditoria presentado al Consejo de Administración en términos del artículo 14 Bis 3, fracción IV de la Ley del Mercado de Valores.

B.  Los siguientes asuntos quedan reservados para las asambleas extraordinarias:

1.   Prórroga de la duración de la Sociedad;

2.   Disolución anticipada de la Sociedad;

3.   Aumento o reducción del capital social en su parte fija;

4.   Cambio de objeto de la Sociedad;

5.   Cambio de nacionalidad de la Sociedad;

6.   Transformación de la Sociedad;

7.   Fusión con otra Sociedad y escisión de la Sociedad;

8.   Emisión de acciones privilegiadas;

9.   Amortización por parte de la Sociedad de acciones del capital social y emisión de acciones de goce o de voto limitado, preferentes o de cualquier clase distinta a las ordinarias;

10. Cancelación de la inscripción de las acciones representativas del capital de la Sociedad en la Sección de Valores del Registro Nacional de Valores o en las bolsas de valores nacionales o extranjeras en las que se encuentren registradas o listadas, excepto sistemas de cotización y otros mercados no organizados como bolsas de valores;

11. Cualquier otra reforma a los estatutos sociales;

12. Los demás asuntos para los que la ley o los estatutos exijan un quórum especial.

ARTICULO VIGÉSIMO TERCERO. Para que una asamblea ordinaria de accionistas se considere legalmente reunida por virtud de primera convocatoria, deberá estar representado cuando menos más de la mitad del capital social, y sus resoluciones serán válidas cuando se tomen por mayoría de votos de las acciones representadas. En el caso de segunda o ulterior convocatoria, las asambleas ordinarias de accionistas podrán celebrarse válidamente cualquiera que sea el número de acciones representadas, y sus resoluciones serán válidas cuando se tomen por mayoría de votos de las acciones representadas.

ARTICULO VIGÉSIMO CUARTO.  Para que una asamblea extraordinaria de accionistas se considere legalmente reunida por virtud de primera convocatoria, deberá estar representado por lo menos, las tres cuartas partes del capital social, y sus resoluciones serán válidas cuando se tomen por el voto favorable de cuando menos más de la mitad del capital social. En caso de segunda o ulterior convocatoria, las asambleas extraordinarias de accionistas, podrán celebrarse válidamente si en ellas está representado cuando menos el cincuenta y uno por ciento de las acciones en que se divida el capital social, y sus resoluciones serán válidas si se toman por el voto favorable de cuando menos más de la mitad del capital social.

Se requerirá el voto favorable del 95% (noventa y cinco por ciento) del capital social de la Sociedad para liberar a los accionistas titulares de la mayoría de las acciones ordinarias o que tengan la posibilidad, bajo cualquier título, de imponer decisiones en las asambleas generales de accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración, de su obligación de llevar a cabo una oferta pública de compra de acciones en el caso de la cancelación del registro de las acciones de la Sociedad en el Registro Nacional de Valores, y siempre que se cumplan aquellos otros requisitos que se señalan en las disposiciones de carácter general emitidas por la Comisión Nacional Bancaria y de Valores.

ARTICULO VIGÉSIMO QUINTO. Aquellos accionistas que representen cuando menos el 10% (diez por ciento) de las acciones representadas en una asamblea ordinaria o extraordinaria, podrán solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustándose a los términos y condiciones señalados en el artículo 199 de la Ley General de Sociedades Mercantiles.

Aquellos accionistas que representen cuando menos el 20% (veinte por ciento) del capital social, podrán oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho a voto, siempre que se satisfagan los requisitos del artículo 201 de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el artículo 202 del mismo ordenamiento.

Aquellos accionistas que representen cuando menos el 15% (quince por ciento) del capital social, podrán ejercitar directamente la acción de responsabilidad civil de conformidad con lo dispuesto en al Artículo Trigésimo Octavo de estos estatutos.

ARTICULO VIGÉSIMO SEXTO. Para las asambleas especiales, se aplicarán las mismas reglas previstas en el artículo Vigésimo Cuarto anterior para las asambleas generales extraordinarias, pero referidas a la categoría especial de acciones de que se trate.

CAPITULO CUARTO

ADMINISTRACIÓN Y VIGILANCIA DE LA SOCIEDAD

ARTICULO VIGÉSIMO SÉPTIMO. La dirección y administración de los negocios y bienes de la Sociedad estará confiada a un Consejo de Administración que estará compuesto por un mínimo de 5 (cinco) y un máximo de 20 (veinte) miembros conforme lo resuelva la asamblea de accionistas correspondiente, de los cuales por lo menos el 25% (veinticinco por ciento) deberán ser independientes, en términos de lo previsto en el artículo 14 Bis de la Ley del Mercado de Valores. Por cada Consejero Propietario deberá designarse su respectivo suplente. Los consejeros serán designados de la siguiente forma:

1.- Todo accionista o grupo de accionistas que represente cuando menos el 10% (diez por ciento) de las acciones con derecho a voto, tendrá derecho a designar a un consejero y su respectivo suplente, para el caso de ausencia del primero, por resolución de la asamblea general ordinaria convocada para tal efecto.

2.- Toda minoría de acciones de voto restringido distintas a las que prevé el artículo 113 de la Ley General de Sociedades Mercantiles o de voto limitado a que alude dicho precepto, que represente cuando menos el 10% (diez por ciento) del capital social en una o ambas series de acciones, tendrá el derecho a designar por lo menos a un consejero y su respectivo suplente; a falta de esta designación de minorías, el conjunto de los tenedores de dicha clase de acciones gozarán el derecho de nombrar a por lo menos dos consejeros y sus suplentes. En el segundo caso, las designaciones, así como la sustitución y revocación de consejeros, serán acordados en asamblea especial.  Sólo podrán revocarse los nombramientos de estos consejeros, cuando se revoque el de todos los demás.

La designación o elección de los miembros del Consejo de Administración será hecha por la asamblea general ordinaria o especial de accionistas, según sea el caso, por el voto favorable de la mayoría de los tenedores de las acciones representativas del capital social que se encuentren presentes en la asamblea correspondiente.

ARTICULO VIGÉSIMO OCTAVO. Los miembros del Consejo de Administración podrán ser o no accionistas; durarán en su cargo un año pero continuarán en su desempeño hasta que las personas designadas para substituirlos tomen posesión; podrán ser reelectos y recibirán las remuneraciones que determine la asamblea ordinaria de accionistas.

ARTICULO VIGÉSIMO NOVENO.  A falta de designación expresa por la asamblea, el Consejo de Administración, en la primera sesión que se reúna inmediatamente después de que se hubiere celebrado la asamblea en que se le designe, nombrará de entre sus miembros al Presidente y al Secretario y, en su caso, su suplente, en el entendido de que el Secretario (y, en su caso, su suplente) no necesitará ser miembro del Consejo de Administración.  El Consejo de Administración designará además a las personas que ocupen los demás cargos que se crearen para el mejor desempeño de sus funciones.  Las faltas temporales o definitivas en el Consejo de Administración, serán cubiertas por los suplentes respectivos.

El Presidente del Consejo de Administración presidirá las sesiones del Consejo de Administración y a falta de éste o en su ausencia serán presididas por uno de los miembros que los demás asistentes designen por mayoría de votos y cumplirá y ejecutará los acuerdos de las asambleas de accionistas y del Consejo de Administración sin necesidad de resolución especial alguna.

Los miembros del Consejo de Administración serán responsables por las resoluciones que adopten con motivo de los asuntos a que se refiere el inciso 18 del artículo Trigésimo Segundo de estos estatutos, salvo en el caso establecido por el artículo 159 de la Ley General de Sociedades Mercantiles.

El Consejo de Administración deberá asimismo deliberar y resolver sobre (i) todas aquellas operaciones que sean sometidas a su consideración y que pretendan ser celebradas entre la Sociedad o cualquier Subsidiaria de la Sociedad y las personas relacionadas a que se refiere el artículo 14 Bis 3, fracción IV, inciso d) de la Ley del

Mercado de Valores, (ii) la compra o venta de activos por parte de la Sociedad o la Subsidiaria de que se trate representen 10% (diez por ciento) o más de los activos totales de la Sociedad, (iii) el otorgamiento de garantías por parte de la Sociedad o la Subsidiaria de que se trate por un monto superior al 30% de los activos totales de la Sociedad, y (iv) operaciones realizadas por la Sociedad o la Subsidiaria de que se trate distintas a las anteriores que representen más del 1% (uno por ciento) de los activos totales de la Sociedad.

Las copias o constancias de las actas de las sesiones del Consejo de Administración y de las asambleas de accionistas, así como de los asientos contenidos en los libros y registros corporativos y, en general, de cualquier documento del archivo de la Sociedad, podrán ser autorizados y certificados por el Secretario del Consejo de Administración o su suplente, quienes serán delegados permanentes para concurrir ante el notario público de su elección a protocolizar las actas de las sesiones del Consejo de Administración y de las asambleas de accionistas, así como para otorgar poderes que el propio Consejo de Administración confiera. Asimismo, el Secretario del Consejo de Administración o su suplente se encargarán de redactar y consignar en los libros respectivos las actas de asambleas, sesiones del Consejo de Administración, del Comité Ejecutivo a que se refiere el artículo Trigésimo Tercero y del Comité de Auditoria a que se refiere el artículo Trigésimo Cuarto así como de expedir compulsas y certificaciones de ellas y de los nombramientos, firmas y facultades de los funcionarios de la Sociedad.

El Consejo de Administración deberá reunirse por lo menos en forma trimestral.

Asimismo, el Consejo de Administración deberá reunirse al menos una vez por ejercicio social en una sesión especial en la cual únicamente estén presentes aquellos consejeros que a su vez no sean funcionarios de la Sociedad y en la cual no deberán estar presentes funcionarios de la Sociedad.  Adicionalmente, dichas sesiones especiales del Consejo de Administración podrán celebrarse siempre que exista causa justificada para ello.

ARTICULO TRIGÉSIMO.  Las convocatorias para las sesiones del Consejo de Administración deberán enviarse por correo, telefax o mensajería a los miembros del Consejo de Administración a su domicilio por lo menos con 5 (cinco) días hábiles de anticipación a la fecha de la sesión, dejando prueba fehaciente de la entrega de la convocatoria respectiva. Dichas convocatorias deberán contener el orden del día para la reunión e indicar el lugar, fecha y hora de la sesión.

El Presidente del Consejo de Administración, al menos el 25% (veinticinco por ciento) de los consejeros o cualquiera de los comisarios de la Sociedad, podrá convocar a sesión del Consejo de Administración.

Las actas correspondientes a las sesiones del Consejo de Administración deberán ser autorizadas por quienes hubieren fungido como Presidente y Secretario de la sesión correspondiente y serán registradas en un libro específico para dichos efectos.

Podrán adoptarse resoluciones fuera de sesión del Consejo de Administración por unanimidad de sus miembros o sus respectivos suplentes, y dichas resoluciones tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en sesión del Consejo de Administración, siempre que se confirmen por escrito. El documento en el que conste la confirmación escrita deberá ser enviado al Secretario de la Sociedad, quién transcribirá las resoluciones respectivas en el libro de actas correspondiente, e indicará que dichas resoluciones fueron adoptadas de conformidad con estos estatutos.

ARTICULO TRIGÉSIMO PRIMERO.  Para que las sesiones del Consejo de Administración sean válidas, se requerirá la asistencia de la mayoría de sus miembros y sus resoluciones serán válidas cuando se tomen por mayoría de votos de los miembros presentes; en caso de empate, el Presidente del Consejo de Administración tendrá voto de calidad.  Se requerirá de resolución del Consejo de Administración, para determinar el sentido en que haya de ser ejercido el derecho de voto correspondiente a las acciones propiedad de la Sociedad y emitidas por aquellas sociedades cuya mayoría de acciones sea propiedad de esta Sociedad, ya sea en asamblea general ordinaria o extraordinaria de accionistas. Esta última facultad corresponderá en exclusiva al Consejo de Administración y será indelegable.

El Presidente del Consejo de Administración deberá presidir las sesiones especiales del Consejo de Administración a que se refiere el Artículo Vigésimo Noveno de estos estatutos sociales, siempre que el Presidente del mismo no sea funcionario de la Sociedad.  En caso contrario, presidirá la sesión especial del Consejo de Administración el consejero designado por los consejeros presentes en dicha reunión.  Las sesiones especiales del Consejo de Administración estarán sujetas a las demás disposiciones de estos estatutos sociales que les resulten aplicables.

Las sesiones se celebrarán en el domicilio de la Sociedad, o en cualquier otro lugar que estimare oportuno el Consejo de Administración.

ARTICULO TRIGÉSIMO SEGUNDO. El Consejo de Administración es el representante legal de la Sociedad y, por consiguiente, estará investido y tendrá, entre otras, las siguientes facultades y obligaciones:

1.- Ejercer el poder de la Sociedad para pleitos y cobranzas que se otorga con todas las facultades generales y especiales que requieran cláusula especial de acuerdo con la ley, por lo que se le confiere sin limitación alguna de conformidad con lo establecido en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y sus correlativos de los Códigos Civiles de todos los Estados de la República Mexicana; el Consejo de Administración estará, por consiguiente, facultado, en forma enunciativa más no limitativa, para: desistirse de las acciones que intentara, aún de juicios de amparo; transigir; someterse a arbitraje; articular y absolver posiciones; hacer cesión de bienes; recusar jueces; recibir pagos; y ejecutar todos los actos expresamente determinados por la ley, entre los que se incluye representar a la Sociedad ante autoridades judiciales y administrativas, penales, civiles o de otra índole, con la facultad de presentar denuncias y querellas penales, otorgar perdones, para constituirse en parte ofendida o coadyuvante del Ministerio Público en los procedimientos de orden penal, ante autoridades y tribunales de trabajo y ante la Secretaría de Relaciones Exteriores para celebrar convenios con el Gobierno Federal.

2.- Poder para actos de administración, de acuerdo con lo estipulado en el párrafo segundo del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y artículos correlativos de los Códigos Civiles de todos los Estados de la República Mexicana.

3.- Poder para actos de dominio en los términos del tercer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y de sus artículos correlativos de los Códigos Civiles de todos los Estados de la República Mexicana.

4.- Poder para designar y remover al Director General, a los gerentes generales o especiales y a los demás funcionarios, apoderados, agentes y empleados de la Sociedad, señalándoles sus facultades, obligaciones, condiciones de trabajo, remuneraciones y garantías que deban prestar.

5.- Poder para adquirir y enajenar acciones y partes sociales de otras sociedades, en los términos de estos estatutos.

6.- Poder para emitir, suscribir, avalar y en cualquier otra forma negociar toda clase de títulos de crédito en nombre de la Sociedad, en los términos del artículo 9° de la Ley General de Títulos y Operaciones de Crédito y designar a las personas facultadas para realizar dichos actos.

7.- Poder para abrir y cancelar cuentas bancarias a nombre de la Sociedad y autorizar y designar personas que giren en contra de las mismas.

8.- Facultad de convocar a asambleas ordinarias, extraordinarias o especiales de accionistas, en todos los casos previstos por estos estatutos, o cuando lo considere conveniente, y fijar lugar fecha y hora en que tales asambleas deban celebrarse, así como para ejecutar sus resoluciones.

9.- Facultad de formular reglamentos interiores de trabajo.

10.- Poder para nombrar y remover a los auditores externos de la Sociedad.

11.- Poder para establecer sucursales y agencias de la Sociedad en cualquier parte de la República Mexicana o del extranjero.

12.- Facultad de determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad, en las asambleas generales extraordinarias y ordinarias de accionistas de las sociedades en que sea titular de la mayoría de las acciones. Esta facultad es indelegable, pudiendo sin embargo designar apoderados para el ejercicio del voto en la forma que dictamine el Consejo de Administración.

13.- Poder para conferir poderes generales o especiales, y delegar cualquiera de las facultades antes previstas, salvo aquellas cuyo ejercicio corresponda en forma exclusiva al Consejo de Administración por disposición de la Ley o de estos estatutos, reservándose siempre el ejercicio de sus facultades, así como para revocar los poderes que otorgare.

14.- Poder para llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos, incluyendo la emisión de toda clase de opiniones requeridas conforme a la Ley del Mercado de Valores y las disposiciones de carácter general expedidas por la Comisión Nacional Bancaria y de Valores.

15.- Poder designar a la o las personas responsables de la adquisición y colocación de acciones propias de la Sociedad en los términos de lo dispuesto en el artículo Octavo de estos estatutos.

16.- Poder para establecer el Comité de Auditoria a que se refiere la cláusula Trigésima Sexta, fijando las facultades y obligaciones de dicho comité, la forma de integración y designación de sus miembros, así como las reglas que rijan su funcionamiento.

17.- Poder para establecer otros comités que el Consejo de Administración considere necesarios para el desarrollo de las operaciones de la Sociedad, fijando las facultades y obligaciones de tales comités y la forma de integración y designación de sus miembros, así como las reglas que rijan su funcionamiento.

18.- La facultad indelegable de aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus accionistas, con personas que formen parte de la administración de la Sociedad o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o concubinario; la compra o venta del 10% (diez por ciento) o más del activo de la Sociedad; el otorgamiento de garantías por un monto superior al 30% (treinta por ciento) de los activos de la Sociedad, así como operaciones distintas de las anteriores que representen más del 1% (uno por ciento) del activo de la Sociedad.

19.- La facultad de aprobar las operaciones que la Sociedad o las Subsidiarias de la Sociedad pretendan celebrar con las persona relacionadas o que impliquen comprometer su patrimonio en los términos del artículo 14 Bis 3, fracción IV inciso d) de la Ley del Mercado de Valores, así como la facultad de decidir cómo se votarán en las asambleas de las Subsidiarias de la Sociedad las acciones que ésta tenga en el capital social de aquéllas a fin de aprobar operaciones con partes relacionadas, (ii) la compra o venta de activos por parte de la Sociedad o la Subsidiaria de que se trate representen 10% (diez por ciento) o más de los activos totales de la Sociedad, (iii) el otorgamiento de garantías por parte de la Sociedad o la Subsidiaria de que se trate por un monto superior al 30% (treinta por ciento) de los activos totales de la Sociedad, y (iv) operaciones realizadas por la Sociedad o la Subsidiaria de que se trate distintas a las anteriores que representen más del 1% (uno por ciento) de los activos totales de la Sociedad.

ARTICULO TRIGÉSIMO TERCERO.  La Sociedad podrá tener un Comité Ejecutivo que estará compuesto por el número de miembros propietarios o suplentes del Consejo de Administración de la Sociedad que la asamblea ordinaria determine. Las designaciones de los miembros del Comité Ejecutivo, incluyendo al Presidente de dicho Comité Ejecutivo, serán realizadas por la asamblea ordinaria de accionistas. Al menos 25% (veinticinco por ciento) de los miembros del Comité Ejecutivo deberán ser consejeros Independientes. La asamblea ordinaria podrá designar, para el caso de ausencia de algún miembro propietario del Comité Ejecutivo, a un suplente por cada miembro propietario del propio Comité. Los miembros del Comité Ejecutivo durarán en su encargo un año, a menos que sean relevados de sus cargos por la asamblea ordinaria de accionistas, pero en todo caso continuarán en su puesto hasta que las personas designadas para sustituirlos tomen posesión de los mismos; podrán ser reelectos y recibirán las remuneraciones que determine la asamblea ordinaria de accionistas.

El Comité Ejecutivo sesionará a convocatoria del Secretario del Consejo de Administración o su suplente, a solicitud del Presidente o cualesquiera dos de sus miembros, con cuando menos 5 (cinco) días naturales de anticipación, debiéndose en todo caso convocar a los Comisarios de la Sociedad, quienes tendrá derecho a asistir con voz pero sin voto.  La convocatoria deberá ser enviada por correo, telegrama, telefax, mensajería o cualquier otro medio que asegure que los miembros de dicho Comité la recibirán con cuando menos 5 (cinco) días naturales de anticipación a la fecha de la sesión.  La convocatoria podrá ser firmada por el Secretario del Consejo de Administración de la Sociedad o su suplente, los cuales actuarán con tal carácter en el propio Comité Ejecutivo.

Para que las sesiones del Comité Ejecutivo sean válidas, se necesitará la asistencia de cuando menos la mayoría de sus miembros.  Las resoluciones del Comité Ejecutivo deberán ser aprobadas por el voto favorable de la mayoría de sus miembros.

Las resoluciones tomadas fuera de sesión del Comité Ejecutivo, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en sesión de Comité, siempre que se confirmen por escrito. Las resoluciones adoptadas en términos de éste párrafo deberán asentarse en el libro especial a que se refiere el último párrafo de este artículo.

El Comité Ejecutivo tendrá las facultades que se otorgan al Consejo de Administración bajo los puntos 1, 2, 3, 4, 5, 6, 8 y 12 del artículo Trigésimo Segundo anterior, facultades que podrán ser ampliadas o restringidas en todo momento por la asamblea ordinaria de accionistas, sin que se reformen estos estatutos.

El Comité Ejecutivo no realizará actividades de las reservadas exclusiva e indelegablemente por la ley o por estos estatutos a la asamblea de accionistas o al Consejo de Administración.  El Comité Ejecutivo no podrá, a su vez, delegar el conjunto de sus facultades en persona alguna, pero podrá señalar las personas que deban ejecutar sus resoluciones.  En defecto de tal señalamiento tanto el Presidente como el Secretario estarán facultados para ejecutar las resoluciones del Comité.

El Comité Ejecutivo deberá informar oportunamente, por conducto de su Presidente o el Secretario y al menos en forma anual al Consejo de Administración, de los acuerdos que tome o cuando a juicio del propio Comité se susciten hechos o actos de trascendencia para la Sociedad que lo ameriten.  De cada sesión del Comité Ejecutivo se levantará un acta que se transcribirá en un libro especial; en la cual se hará constar la asistencia de los miembros del Comité y las resoluciones adoptadas, y deberá ser firmada por quiénes hubieren actuado como Presidente y Secretario.

ARTICULO TRIGÉSIMO CUARTO.  La Sociedad tendrá un Comité de Auditoria, el cual se integrará por el número de miembros que determine el Consejo de Administración, de los cuales el Presidente y la mayoría de ellos serán consejeros independientes, en términos de lo previsto en el artículo 14 Bis de la Ley del Mercado de Valores. A sus sesiones asistirán el o los comisarios de la Sociedad, quienes asistirán en calidad de invitados con derecho a voz y sin voto.

El Comité de Auditoria tendrá, entre otras, las siguientes funciones:

1.   Elaborar un reporte anual sobre sus actividades y presentarlo al Consejo de Administración y a la asamblea de accionistas.

2.   Opinar sobre las operaciones con personas relacionadas a que aluden los numerales 18 y 19 del artículo Trigésimo Segundo de estos estatutos.

3.   Proponer la contratación de Expertos Independientes en los casos en que lo juzgue conveniente, a fin de que expresen su opinión respecto de las operaciones mencionadas en el inciso 2 anterior.

4.   Para el caso que resulte aplicable de conformidad con las disposiciones de carácter general emitidas por la Comisión Nacional Bancaria y de Valores, proponer la contratación por parte de la Sociedad de un Experto Independiente para que éste emita una opinión en relación con ofertas públicas de compra.

5.   Revisar las políticas contables de mayor importancia adoptadas para la elaboración de los estados financieros de la Sociedad.

6.   Asesorar al Consejo de Administración sobre los cambios relevantes a las políticas, criterios y prácticas contables conforme a las cuales se elaboraron los estados financieros de la Sociedad.

7.   Recomendar al Consejo de Administración las condiciones de contratación y el alcance de los mandatos profesionales de los auditores externos de la Sociedad.

8.   Recomendar al Consejo de Administración las políticas contables para la preparación de la información financiera de la Sociedad.

9.   Auxiliar al Consejo de Administración en la revisión de la información financiera básica y validación de su proceso de emisión.

10. Contribuir en la definición de los lineamientos generales del sistema de control interno de la Sociedad y evaluar su efectividad.

11. Auxiliar al Consejo de Administración en la coordinación y evaluación de los programas anuales de auditoria interna.

12. Coordinar las labores del auditor externo, interno y de los Comisarios de la Sociedad.

13.- Verificar el cumplimiento de la normatividad aplicable a la Sociedad.

14.- Las demás que les señalen las leyes y las disposiciones y reglas de carácter general que resulten aplicables a la Sociedad.

El Comité de Auditoria sesionará a convocatoria del Secretario del Consejo de Administración o su suplente, a solicitud del Presidente o cualesquiera dos de sus miembros, con cuando menos 5 (cinco) días naturales de anticipación, debiéndose en todo caso convocar a los Comisarios de la Sociedad, quienes tendrán derecho a asistir con voz pero sin voto.  La convocatoria deberá ser enviada por correo, telegrama, telefax, mensajería o cualquier otro medio que asegure que los miembros de dicho Comité la recibirán con cuando menos 5 (cinco) días naturales de anticipación a la fecha de la sesión.  La convocatoria podrá ser firmada por el Secretario del Consejo de Administración de la Sociedad o su suplente, los cuales actuarán con tal carácter en el propio Comité de Auditoria.

Para que las sesiones del Comité de Auditoria sean válidas, se necesitará la asistencia de cuando menos la mayoría de sus miembros.  Las resoluciones del Comité de Auditoria deberán ser aprobadas por el voto favorable de la mayoría de sus miembros.

Las resoluciones tomadas fuera de sesión del Comité de Auditoria, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en sesión de Comité, siempre que se confirmen por escrito. Las resoluciones adoptadas en términos de éste párrafo deberán asentarse en el libro especial a que se refiere el último párrafo de este artículo.

El Comité de Auditoria no realizará actividades de las reservadas exclusiva e indelegablemente por la ley o por estos estatutos a la asamblea de accionistas o al Consejo de Administración.  El Comité de Auditoria no podrá, a su vez, delegar el conjunto de sus facultades en persona alguna, pero podrá señalar las personas que deban ejecutar sus resoluciones.  En defecto de tal señalamiento tanto el Presidente como el Secretario estarán facultados para ejecutar las resoluciones del Comité.

El Comité de Auditoria deberá informar oportunamente, por conducto de su Presidente o el Secretario y al menos en forma anual al Consejo de Administración, de los acuerdos que tome o cuando a juicio del propio Comité se susciten hechos o actos de trascendencia para la Sociedad que lo ameriten.  De cada sesión del Comité de Auditoria se levantará un acta que se transcribirá en un libro especial; en la cual se hará constar la asistencia de los miembros del Comité y las resoluciones adoptadas, y deberá ser firmada por quiénes hubieren actuado como Presidente y Secretario.

ARTÍCULO TRIGÉSIMO QUINTO.  La dirección de los negocios sociales podrá ser confiada a un Director General, designado por el Consejo de Administración, quien gozará de las facultades que le confiera el propio Consejo de Administración dentro de las atribuciones delegables señaladas en el artículo Trigésimo Segundo de estos estatutos sociales.  El Director General podrá o no ser accionista o miembro del Consejo de Administración, y durará en funciones indefinidamente hasta en tanto el Consejo de Administración designe a la persona que haya de substituirlo y la misma tome posesión de su cargo.

ARTICULO TRIGÉSIMO SEXTO.  La vigilancia de la Sociedad estará confiada a uno o más Comisarios que designará la asamblea ordinaria de accionistas, los cuales podrán tener sus respectivos suplentes. Los accionistas tenedores de acciones que representen por lo menos el 10% (diez por ciento) de las acciones representativas del capital social tendrán en todo tiempo el derecho de designar a un Comisario y sólo podrá revocarse el nombramiento de este Comisario(s), cuando se revoque el de todos los demás, en términos de la fracción III del artículo 14 Bis 3 de la Ley del Mercado de Valores. Los Comisarios y, en su caso, sus suplentes no necesitarán ser accionistas de la Sociedad, serán nombrados anualmente, podrán ser reelectos una o más veces, y continuarán en el desempeño de sus funciones hasta en tanto la asamblea haga nuevos nombramientos y los designados tomen posesión de sus cargos.

Los Comisarios deberán ser convocados a todas las sesiones del Consejo de Administración, a todas las sesiones del Comité Ejecutivo y del Comité de Auditoria.

Los Comisarios tendrán las atribuciones y obligaciones que se enumeran en el artículo 166 de la Ley General de Sociedades Mercantiles, así como todas aquellas que le sean delegadas por la asamblea de accionistas y percibirán la remuneración que anualmente ésta les señale.

ARTICULO TRIGÉSIMO SÉPTIMO.  Ni los miembros del Consejo de Administración, ni los miembros del Comité Ejecutivo o del Comité de Auditoria, ni los Secretarios o Comisarios, o los respectivos suplentes de todos los anteriores, ni los Directores o Gerentes, tendrán la obligación de prestar garantía para asegurar el cumplimiento de las responsabilidades que pudieran contraer en el desempeño de sus cargos, salvo que la asamblea de accionistas que los hubiere designado establezca dicha obligación.

ARTICULO TRIGÉSIMO OCTAVO.  Los accionistas que representen cuando menos el 15% (quince por ciento) del capital social, podrán ejercitar directamente la acción de responsabilidad civil contra los administradores, siempre que se satisfagan los requisitos establecidos en el artículo 163 de la Ley General de Sociedades Mercantiles. Dicha acción podrá ejercerse también respecto de los comisarios e integrantes del Comité de Auditoria a que se refiere el artículo Trigésimo Cuarto de estos estatutos, ajustándose al citado precepto legal.

Los miembros del Consejo de Administración, Comisarios que asistan al Comité de Auditoria y, en su caso, los integrantes de dicho Comité, que en cualquier operación tengan un interés opuesto al de la Sociedad, deberán manifestarlo a los demás miembros del Consejo de Administración o miembros del Comité de Auditoria, y abstenerse de participar en toda deliberación y resolución al respecto.

ARTICULO TRIGÉSIMO NOVENO.  La Sociedad se obliga a sacar en paz y a salvo a los miembros, propietarios y suplentes, y funcionarios del Consejo de Administración, del Comité Ejecutivo, del Comité de Auditoria, de cualesquier otros comités creados por la Sociedad, el Secretario y el Secretario Suplente y Comisarios de la Sociedad, en relación con el desempeño legal de su encargo, tales como cualquier reclamación, demanda, procedimiento o investigación que se inicie en México o en cualesquiera de los países en los que se encuentren registradas o coticen las acciones de la Sociedad, otros valores emitidos con base en dichas acciones u otros valores de renta fija o variable emitidos por la propia Sociedad, en los que dichas personas pudieran ser partes en su calidad de miembros de dichos órganos, propietarios y suplentes, y funcionarios respectivamente, incluyendo el pago de cualquier daño o perjuicio que se hubiera causado y las cantidades necesarias para llegar, en caso de estimarse oportuno, a una transacción, así como la totalidad de los honorarios y gastos de los abogados y otros asesores que se contraten para velar por los intereses de esas personas en los supuestos mencionados, en el entendido de que será el Consejo de Administración el órgano facultado para determinar en los supuestos antes mencionados, si considera conveniente contratar los servicios de abogados y otros asesores diferentes a los que se encuentren asesorando a la Sociedad en el caso que corresponda, salvo que dichas reclamaciones, demandas, procedimientos, o investigaciones resulten de su negligencia, dolo o mala fe.

CAPITULO QUINTO

EJERCICIO SOCIAL E INFORMACIÓN FINANCIERA

ARTICULO CUADRAGÉSIMO. El ejercicio social de la Sociedad coincidirá con el año de calendario. En el caso de que la Sociedad entre en liquidación o sea fusionada, su ejercicio social terminará anticipadamente en la fecha en que entre en liquidación o se fusione.

ARTICULO CUADRAGÉSIMO PRIMERO. Dentro de los 4 (cuatro) meses siguientes a la clausura de cada ejercicio social, el Consejo de Administración preparará la siguiente información financiera y cualquier otra que sea necesaria conforme a las disposiciones legales aplicables:

1.- Un informe del Consejo de Administración sobre la marcha de la Sociedad y sus principales Subsidiarias en el ejercicio, así como sobre las políticas seguidas por el propio Consejo de Administración y, en su caso, sobre los principales proyectos existentes;

2.- Un informe en que se declaren y expliquen las principales políticas y criterios contables y de información seguidos en la preparación de la información financiera;

3.- Un estado que muestre la situación financiera de la Sociedad a la fecha de cierre del ejercicio;

4.- Un estado que muestre, debidamente explicados y clasificados, los resultados de la Sociedad durante el ejercicio;

5.- Un estado que muestre los cambios en la situación financiera de la Sociedad durante el ejercicio;

6.- Un estado que muestre los cambios en las partidas que integren el patrimonio social de la Sociedad, acaecidos durante el ejercicio, y

7.- Las notas que sean necesarias para completar y aclarar la información que suministren los estados anteriores.

CAPITULO SEXTO

UTILIDADES Y PERDIDAS

ARTICULO CUADRAGÉSIMO SEGUNDO. Las utilidades netas de cada ejercicio social, según los Estados Financieros, una vez deducidas las cantidades necesarias para: (i) hacer los pagos o las provisiones relacionados con los impuestos correspondientes; (ii) las separaciones que resulten obligatorias por imperativo legal, y (iii) en su caso, la amortización de pérdidas de ejercicios anteriores, se aplicarán de la siguiente manera:

1.- Un 5% (cinco por ciento) para constituir, incrementar o en su caso reponer el fondo de reserva legal, hasta que dicho fondo sea igual al veinte por ciento del capital social pagado.

2.- Las cantidades que la asamblea determine para crear o incrementar las reservas generales o especiales.

3.- El monto que la asamblea determine para realizar adquisiciones de acciones propias en apego a lo establecido en la legislación de la materia y estos estatutos sociales.

4.- El remanente se aplicará según lo determine la asamblea de accionistas, incluyendo en su caso, para pagar un dividendo a todos los accionistas, en proporción a sus tenencias accionarias.

ARTICULO CUADRAGÉSIMO TERCERO. Las pérdidas, en su caso, serán reportadas por todos los accionistas, en proporción al número de sus acciones, y hasta por el haber social por ellas representado.

CAPITULO SÉPTIMO

DISOLUCIÓN Y LIQUIDACIÓN

ARTICULO CUADRAGÉSIMO CUARTO. La Sociedad se disolverá en cualquiera de los casos previstos por el artículo 229 de la Ley General de Sociedades Mercantiles.

ARTICULO CUADRAGÉSIMO QUINTO. Disuelta la Sociedad se pondrá en liquidación. La asamblea extraordinaria de accionistas designará uno o más liquidadores quiénes tendrán las facultades que establece la Ley General de Sociedades Mercantiles o que determine la asamblea de accionistas que los designe.

ARTICULO CUADRAGÉSIMO SEXTO. El o los liquidadores practicarán la liquidación con arreglo a las bases que, en su caso, determinare la asamblea y, en su defecto, con arreglo a las siguientes y a las disposiciones del capítulo respectivo de la Ley General de Sociedades Mercantiles:

1.- Conclusión de los negocios de la manera que juzguen más conveniente;

2.- Cobro de los créditos y pago de las deudas de la Sociedad;

3.- Venta de los activos de la Sociedad;

4.- Formulación del balance final de liquidación, y

5.- Distribución del haber social remanente entre todos sus accionistas, en proporción al número de sus acciones y al importe exhibido respecto de cada uno de ellos, una vez aprobado el balance final de liquidación.

Durante la liquidación, las asambleas de accionistas se reunirán en la forma prevista por los presentes estatutos, y el o los liquidadores desempeñarán unciones equivalentes a las que corresponden al Consejo de Administración durante la vida normal de la Sociedad, y los Comisarios seguirán cumpliendo, respecto del o los liquidadores, las mismas funciones que durante la vigencia del pacto social cumplía, respecto del Consejo de Administración.

CAPITULO OCTAVO

LEGISLACIÓN APLICABLE Y ARBITRAJE

ARTICULO CUADRAGÉSIMO SÉPTIMO. En todo lo no previsto expresamente en estos estatutos, regirán las disposiciones de la Ley General de Sociedades Mercantiles, la Ley del Mercado de Valores, las disposiciones de carácter general expedidas por la Comisión Nacional Bancaria y de Valores y demás legislación aplicable en los Estados Unidos Mexicanos.

ARTICULO CUADRAGÉSIMO OCTAVO. Todos los conflictos, disputas, diferencias o desacuerdos insuperables que surjan entre dos o más accionistas o entre dos o más grupos de accionistas o entre cualquiera de ellos y la Sociedad, que deriven de los presentes estatutos o que guarden relación con los mismos, serán resueltos definitivamente mediante arbitraje, de acuerdo con el Reglamento de Arbitraje de la Cámara Internacional de Comercio, que se conducirá en la Ciudad de México, D. F., por un tribunal integrado por tres árbitros mexicanos, peritos en derecho. Cada uno de los involucrados designará a un árbitro y el tercero, quien presidirá, será designado por los árbitros designados por las partes involucradas. Si una de las partes no designara al árbitro que le corresponde dentro de los 10 (diez) días hábiles siguientes a la fecha de notificación en que se demande el inicio del procedimiento arbitral por la otra parte, o si los dos árbitros no llegarán a un acuerdo sobre la designación del tercero dentro de los 10 (diez) días hábiles siguientes a su designación, la Cámara Internacional de Comercio hará la designación del árbitro no designado por la parte remisa, o del árbitro tercero, según sea el caso.

El laudo definitivo será inapelable y obligatorio para las partes y podrá ser presentado por cualquiera de ellas ante un tribunal competente de la Ciudad de México, Distrito Federal para su ejecución, y las partes expresamente se someten a la jurisdicción de dicho tribunal con el único objeto de la ejecución del laudo que se emita conforme a este Artículo.

[English translation for informational purposes only]

CHAPTER ONE

NAME, DURATION, DOMICILE, OBJECT AND NATIONALITY

ARTICLE ONE. The Company’s name is “Desarrolladora Homex”.  Its name will always be followed by the words “Sociedad Anónima de Capital Variable” (Incorporated) or by the abbreviation “S.A. de C.V.”

ARTICLE TWO. The duration of the Company will be indefinite.

ARTICLE THREE. The domicile of the Company is the City of Culiacán, Sinaloa; which does not prevent the Company from establishing agencies and branches in any other location within the Mexican Republic or abroad and the Company may establish other conventional domiciles that are appropriate.

ARTICLE FOUR. The Company has the following purposes :

1.     Promote, establish, organize and administrate all types of companies, mercantile or civil. Acquire or dispose of stock or interests in other mercantile or civil companies, either by taking part in its formation or acquiring shares or interests in companies that already are in existence.  Likewise, in accordance with provisions set forth by the National Banking and Securities Commission and assuming that the shares of the Company are registered in the National Securities Registry, the Company may acquire representative shares in itself, subject to Article Eight of its by-laws.

2.     Receive from third parties and give to the companies of which it is a shareholder or partner or to any other third party, guidance or technical consulting services, including in the fields of administration, accounting, merchandising or financing.

3.     Obtain, acquire, utilize or dispose of whatever sort of patent, brand or commercial name, franchise or rights in industrial property in Mexico or abroad.

4.     Obtain any type of financing or loan, with or without a specific guarantee, and grant loans to mercantile or civil companies or other persons in which the Company has an interest or with others with which it has a business relationship.

5.     Grant any type of guarantee and endorsement in respect to obligations or credit instruments, to the benefit of mercantile or civil companies or other persons with which the Company has an interest or with which it maintains a business relationship.

6.     Issue, subscribe, draw, accept and endorse all types of credit instruments, including obligations with or without a guarantee.

7.     Acquire, rent, administrate, sell, mortgage, pledge, encumber or dispose of goods, in whatever form, being movable or immovable, as well as rights over the same.

8.     Execute any kind of act and formalize any kind of labor, civil, mercantile or administrative agreement or contract permitted by Mexican legislation, with real and corporate personalities that are either public or private, obtaining from these, concessions, permits and authorizations relating directly or indirectly to the Company’s objectives as set forth in its bylaws, including, actively or passively contracting any type of services, consulting work, supervisory work and technical direction that would be necessary or proper to the aforementioned goals.

9.     Issue treasury stock in accordance with Article 81 of the Mexican Securities Market Act, in conformance with the established procedure of Article Seven of these by-laws.

10.   Establish agencies or representatives and act as broker, agent, representative, mercantile mediator or distributor.

11.   In general, carry out or execute all types of acts, contracts and related operations, accessory or complementary, that are necessary or proper for the realization of the aforementioned objectives.

ARTICLE FIVE. The Company is of Mexican nationality.  Any foreigner who obtains an interest or holds shares in the Company shall be considered as Mexican, due to the mere fact it has an interest or holds shares in the Company, with respect to such interest, and it shall be understood that such foreigner agrees not to invoke the protection of its government, under the penalty, in case of failure to comply with its agreement, of forfeiting such interest or participation in favor of the Mexican Nation.

CHAPTER TWO

SHARES AND CAPITAL STOCK

ARTICLE SIX. Share capital is variable.  Fixed capital, which cannot be withdrawn, increases to the amount of Mex$166,635,631.50 (One hundred and sixty six million six hundred and thirty five thousand six hundred and thirty one pesos 50/100 National Currency) and will be represented by 313,856,490 ordinary, nominative shares without a face value, totally subscribed and paid, from only one series (“One Series”).  The variable portion of the share capital is unlimited and will be represented by ordinary, nominative shares without face value, of the One Series.  Except for the right of the title-holders of variable share capital to retire the shares, all shares of share capital confer the same rights and obligations.

According to what is established by Article 14 Bis 3, section II, of the Mexican Securities Market Act, prior authorization by the National Banking and Securities Commission, the Company may issue shares without voting rights, as well as with the limitation of other corporate rights, as shares with restricted voting rights distinct from the shares that arise under Article 113 of the Mexican General Business Corporations Act, with the limitations and requisites established in said Article.  At the moment of issuance of said shares, a meeting of shareholders shall agree to the issuance and shall determine the rights that correspond to the shares of that issuance.  In that case, the shares that are issued under this paragraph will be of a series distinct from other shares that represent share capital of the Company.

ARTICLE SEVEN.  The Company can issue shares that are not subscribed, which the Company will conserve in its treasury to be handed over when the shares are subscribed and paid.

Likewise, after receiving express authorization of the National Banking and Securities Commission, the Company may issue shares for future public placement that have not been subscribed, if they are maintained in custody in an institution for the deposit of stock and if the conditions set forward in Article 81 of the Mexican Securities Market Act are followed.

In the corresponding call for the extraordinary shareholders’ meeting, it should be expressly noted that the meeting takes place as per the precise regulations set out in Article 81 of the Mexican Securities Market Act, making special mention of the previous paragraph.

In the extraordinary shareholders meeting where the issuance of shares that have not been subscribed is decreed, the preferential right that Article 132 of the Mexican General Business Corporations Act grants should be expressly waived.  To achieve that end, there must be a quorum in accordance with the by-laws, which shall approve the agreement and its effects by the necessary majority, and after advising the shareholders who did not attended the meeting, the Company may make a public share placement without the publication required by the article mentioned in this paragraph and without applying the corresponding preferential rights.  When a minority that represents at least 25% (twenty-five percent) of the share capital votes against the issuance of unsubscribed shares, said issuance cannot take place.

Likewise, any shareholder that votes against said resolutions will have the right to demand that the Company places his/her shares, at the same price the shares subject to the issuance are being offered to the public.  The Company will have the obligation of placing first the shares that belong to said shareholders.

ARTICLE EIGHT. The Company can acquire representative shares of its own share capital or titles of the same, through the stock exchange in which the shares are offered, including foreign stock exchanges, at the going market price, without the first paragraph of Article 134 of the Mexican General Business Corporations Act being applicable.  When the Company acquires its own shares, this action will be performed as an accounting capital charge or as a share capital charge in the case where shares are converted from the Treasury, in which case, a resolution is not required from a shareholders’ meeting.  An ordinary shareholders’ meeting should determine the maximum amount of resources that could be used for the purchase of its own shares, but this amount may not exceed the net profit of the Company, including those retained from previous fiscal years.  It will be the duty of the Board of Directors of the Company to designate the responsible officer(s) for the acquisition and placement of its own shares.

The shares that the Company acquires in accord with this clause that pertain to the Company or that are treasury shares may be placed again in the public.  The result of the sale of said treasury shares shall be applied to increase share capital by an amount equal to the theoretical value of the same shares; in the case where there is a surplus between the theoretical value and the price at which the shares are placed, this surplus will be registered in the premium account for share subscription.

While the shares are owned by the Company, they cannot be represented in any shareholders meeting whatsoever.

The decrease and increase of share capital that is derived from the purchase and placement of its own shares, when said decrease or increase is due to shares that have been converted from the treasury, does not require a resolution from a shareholders’ meeting or from the Board of Directors.

If the Company purchases and places shares as mentioned in this clause, information should be presented at an ordinary shareholders’ meeting, following norms for the dissemination of financial information, in the same format and using the same terms with which this information would be given to the National Banking and Securities Commission, to the corresponding stock exchange and to the investing public; the information will be subject to the Mexican Securities Market Act and the general guidelines that the Commission requires.

ARTICLE NINE.  The Company will keep a stock registration book, in accordance with Article 128 and 129 of the Mexican General Business Corporations Act and, if applicable, in accordance with Article 78 of the Mexican Securities Market Act.  The stock registration book shall be maintained by the Secretary of the Board of Directors of the Company, unless the shareholders or the Board of Directors designate a different person to maintain said registry.  The Company may entrust to other institutions the deposit of the shares, the registry of the shares and the realization of the respective inscriptions in the share registry.

The Company will consider those who are listed in the share registration books as legitimate holders of the shares.

In the case where shares that represent share capital of the Company are placed in stock markets, it is sufficient for registration in the share registry that the placement is noted, along with the name of the securities deposit institution where the shares or titles to the shares are located, in which case, the Company will recognize as shareholders those that can demonstrate the certificates granted by the deposit institution and the list of title-holders of said securities, in accord with Article 78 of the Mexican Securities Market Act.

The share registration book will remain closed from the date in which the records are requested, in accordance with Article 78 of the Mexican Securities Market Act, until the next meeting date.  During such periods, there shall not be any inscriptions in the book.

ARTICLE TEN. The Subsidiaries of the Company should not directly or indirectly invest in the share capital of the Company, or of any other Company of which the Company is a Subsidiary.  For this Article, the term Subsidiary will mean the established definition under generally accepted accounting principles in accordance with the established in the corresponding provisions.

ARTICLE ELEVEN.  With the exception of share capital increases resulting from a stock placement under Article Eight, increases in share capital shall only take place after a resolution of an ordinary or extraordinary shareholders’ meeting, in accordance with the Mexican General Business Corporations Act and the rules set forth in this Article.

Increases in share capital may take place through the issuance of shares.

Increases in fixed share capital will take place through a resolution at an extraordinary meeting of shareholders in accord with these by-laws.  In this case, an amendment of these by-laws will also be necessary.

Increases in variable share capital, aside from that which results from the placement of its own shares acquired as per Article Eight, will take place through a resolution at an ordinary meeting of shareholders in conformity with those by-laws, with the only formality being that the corresponding act must be formalized before a notary public, without the necessity of registering the minutes in the Public Registry of Commerce.

After making the respective agreements to increase share capital, the meeting of shareholders that approves the increase, or whichever prior meeting of shareholders, shall fix the terms and conditions of the increase, but may delegate this duty to the Board of Directors.

The shares that should be turned over in order to carry out the subscription, in accordance with the resolution of the meeting that approves the issuance, may be offered for subscription and paid by the Board of Directors or by a delegate or special delegates, in accordance with the duties that have been granted by the shareholders’ meeting, respecting the preferential rights listed in Article Twelve.

Increases in capital may be performed through a capitalization of shareholders’ equity accounts to which Article 116 of the Mexican General Business Corporations Act refers or through a cash or in kind payment, through the capitalization of liabilities or through any other method permitted by applicable law.  In the case of an increase through the capitalization of shareholders’ equity accounts, all shares will have the right to their proportional part of the increase, without the necessity of issuing new shares to represent the increase.

Except for the share capital increases that result from a placement of the shares that the Company has acquired in itself, in accord with Article Eight of these by-laws, all share capital increases shall be registered in the registry the Company maintains, by the designated person as per Article Nine of these by-laws.

ARTICLE TWELVE.  In regard to share capital increases, the shareholders will have preference to subscribe the new shares that are issued or that are put in circulation in order to represent the increase, in proportion to the number of shares to which they are title-holders at the moment the increase is approved.  This right should be exercised within the terms established in the meeting that approves the increase, but can never be less than 15 (fifteen) days counted as of the publication date of the corresponding notice in an official newspaper of the corporate domicile of the Company and in one of the newspapers of greatest circulation of said domicile.  The shareholders do not have a preferential right under this article in relation to the shares that are issued (i) with the motive of merging the Company, (ii) for the conversion of notes into shares of the Company, (iii) for the placement of the Company’s own shares acquired as per Article Eight of these by-laws, and (iv) in the cases referred to in Article Seven of these by-laws.

ARTICLE THIRTEEN.  With the exception of share capital decreases that result from a withdrawal of shares, to which this article refers, and those that result from the acquisition of its own shares, to which Article Eight refers, share capital can only be decreased by an agreement of an ordinary or extraordinary shareholders’ meeting, according to and in conformance with the rules of this Article.  Fixed capital decreases shall be decided by agreement in an extraordinary shareholders’ meeting, in conformity with the by-laws, and according to the rules of this Article.  In either case, and in accord with what is set forth in the Article Nine of the Mexican General Business Corporations Act, the by-laws will be amended.

Variable share capital decreases, aside from those that arise during the retirement of shares and those that arise during the acquisition of the Company’s own shares as per Article Eight, shall be decided by agreement in an ordinary shareholders’ meeting, in conformity with the bylaws, and with the only formality that the corresponding minute be formalized before a notary public, but it is not necessary to register the corresponding public deed in the Public Registry of Commerce.

Decreases in capital can be made (i) in order to remove losses, (ii) to repay shareholders or free them from sales not carried out, (iii) in the case where the right to retire variable shares is used, (iv) as the result of an acquisition of its own shares as per Article Eight of these by-laws, or (v) in whatever other case, permitted under applicable legislation.

Decreases in capital that are made in order to absorb losses shall be carried out proportionately among the representative shareholders of share capital, without the necessity of canceling shares, by reason that these shares do not have a par value.

In the situation where reductions in share capital are made in order to repay shareholders, the repayment shall be pro-rated among those shares that represent share capital.

The share capital decrease that is a consequence of a proprietary shareholder of variable share capital exercising his/her right to retire all or part of his/her portion of said shares, shall be subject to Article 220 and 221 of the Mexican General Business Corporations Act, and the repayment of the retired shares shall be paid in accord with the following:

1.  The lowest value of the following two situations: (i) 95% (ninety-five percent) of the value quoted on the stock exchange, obtained from the average price, measured by the volume of operations that are performed during the last 30 (thirty) days that the Company’s stock is quoted, prior to the date in which the retirement shall take effect, during a period that cannot be of more than 6 (six) months, or (ii) the accounting value of the shares of the Company, in accord with the balance sheet that was approved by an ordinary shareholders’ meeting corresponding to the immediate previous fiscal year in which the disposition takes effect.

In the case where the number of days in which the shares were negotiated in accord with the prior paragraph is less than thirty, the number of days that have effectively been negotiated may be took into account.  Where the shares are not negotiated during said period, the accounting value of the shares may be took into account.

2.  A shareholder may demand repayment from the Company as a result of a retirement of shares as of the day following the ordinary shareholder meeting that approved the balance sheet that corresponds to the accounting year in which the retirement should yield its effects.

Except for the share capital decreases that result from the Company acquiring shares in itself as per Article Eight of these by-laws, all share capital decreases shall be inscribed in a registry that the Company will maintain for such effect or that the persons mentioned in Article Nine of these by-laws will maintain.

ARTICLE FOURTEEN.  An extraordinary shareholders’ meeting may approve the amortization of shares with dividends, according to Article 136 of the Mexican General Business Corporations Act.  In the case that the shares are quoted on a stock exchange, the amortization will take place through the acquisition of its own shares on the stock exchange, according to the system, prices, terms and other conditions which the shareholders’ meeting agreed, but may delegate to the Board of Directors or special delegates, the ability to determine the system, prices, terms and other conditions.

The amortized shares will be annulled and the corresponding titles will be cancelled.

ARTICLE FIFTEEN.  In the event the Company on its own accord or the National Banking and Securities Commission by resolution decide to cancel the registration of the Company’s shares in the Securities Section of the National Securities Registry, the shareholders that are title-holders to the majority of the common shares or have the possibility to enforce decisions of the general shareholder meetings or to name the majority of the members of the Board of Directors of the Company, will be required to make a tender offer to purchase the shares held by the minority shareholders prior to said cancellation.  In accordance with applicable regulations and the by-laws, in the event that the controlling shareholders are unable to purchase all outstanding shares pursuant to a tender offer, the controlling shareholders must form a trust and contribute to it the amount required to secure payment of the purchase price offered pursuant to the tender offer to all shareholders that did not sell their shares pursuant to a tender offer, in the event that once the tender offer is carried out and prior to the cancellation of the registration of the shares of the Company or other securities representing such shares in the National Securities Registry, the aforementioned shareholders would not have achieved to acquire the 100% of the share capital paid.  The trust may not exist for a period of more than 6(six) months.

The aforementioned tender offer should be performed at the higher price of the following: (i) the Market Price (which is defined below); or (ii) the accounting value of the stock as stated in the last trimester report presented to the National Banking and Securities Commission and the Mexican Stock Exchange, S.A. de C.V. prior to the commencement of the offer, except when said value has been modified to conform with applicable criteria for the determination value, in which case, more recent financial information upon which the Company relies should be considered.

In order to give effect to the previous paragraph, “Market Price” means the average price prior to the offering date and during a period of no more than 6 (six) months, measured by the volume of operations during the last 30 (thirty) days in which shares of the Company are traded.  In the case where the number of days in which negotiation occurred is less than thirty, the number of days effectively negotiated will be used.  In the event that the shares are not negotiated during said period, the accounting value of the shares will be used.  In the case where the offer is of more than one series of shares, the average measured by this paragraph will be used for each one of the series that will be cancelled and the highest average of the quoted value of the public offering of all the series will be used.

Five business days prior to the commencement of the offering, the board of directors must disclose its opinion with respect to the fairness of the offer price, taking into account the rights of minority shareholders pursuant to second paragraph of Article 16 of the Mexican Securities Act, and the opinion of the Audit Committee, which, in case the same is contrary, it must be disclosed.  If the board of directors is precluded from making this determination as a result of a conflict of interest, the board’s opinion must be based on a fairness opinion issued by an “Independent Expert” (which is defined below) selected by the audit committee, in which special emphasis to the rights of the minority shareholders is made.

Shareholders that own the majority of the ordinary shares or that have the possibility, under any title, to impose decisions in the general shareholders meetings or to appoint the majority of the members of the Board of Directors, are not required to make a tender offer if the deregistration is approved by 95% of the shareholders and the aggregate consideration payable for publicly-traded shares by “Public Investors” (which is defined below) does not exceed UDI 300,000.  Nonetheless, the trust mechanism described above must still be implemented.  The Company will make notice of the cancellation and formation of the trust through an electronic system of information diffusion or an equivalent system that has been authorized by the Mexican Stock Exchange, S.A. de C.V. or by the National Banking and Securities Commission.

To give effect to the previous paragraph, “Public Investors” shall be understood as the person or persons who maintain securities of the Company, different from this last one, and that qualify as such in conformity with the Mexican Securities Market Act or the provisions or rules issued by the National Banking and Securities Commission.  “Independent Expert” is defined as the person or persons that meet the prerequisites mentioned in the Mexican Securities Market Act or in the provisions or rules emitted for such effect by the National Banking and Securities Commission.

The aforementioned in this Article is applicable to the titles and representative units of two or more shares of one or more series of shares of the Company.

The shareholders that are obliged to make a tender offer as foreseen in this Article, may request to the National Banking and Securities Commission to authorize them, considering the financial situation and prospective of the Company, to use a different method for calculating price referred to in this Article, given that a report of the Board of Directors and a favorable opinion of the Audit Committee, containing the motives which justify a distinct price and accompanied by a price given by an Independent Expert with special emphasis that the price is consistent with Article 16 of the Mexican Securities Market Act, is presented.

ARTICLE SIXTEEN.  The titles or provisional certificates that represent the shares that will be registered and may represent one or more shares, in accordance with Article 125 of the Mexican General Business Corporations Act, will indicate series or sub-series, will contain the text of Article Five of these by-laws and will be subscribed by two regular members of the Board of Directors.

In the case of shares deposited in a securities deposit institution or when such institution receives directly from the Company the corresponding securities derived from the exercise of the corporate rights on behalf of the depositors, the Company, prior authorization of the securities deposit institution, may deliver to such institution multiple certificates or one single certificate representing part or all of the shares relating to the issuance and deposit, which may be issued in favor of such institution for securities deposit, with the assumption that the institution will make the appropriate entry in the registration book to.  In this case, the titles will be issued with the statement that they are deposited in a securities deposit institution and it is not necessary to mention the name, domicile or nationality of the title holder.  When the Company and the securities deposit institution agrees so, these titles may be issued without attached coupons.  In this case, the certificates issued by the securities deposit institution shall be considered for all legal purposes as coupons, in accord with the Mexican Securities Market Act.

CHAPTER THREE

MEETINGS OF SHAREHOLDERS

ARTICLE SEVENTEEN.  The supreme authority of the Company is the shareholders’ meeting.  The meetings of shareholders will be general or special, if they are general, being ordinary or extraordinary.  Extraordinary meetings will be those called in order to handle any indicated item of Article 182 of the Mexican General Business Corporations Act, and may meet to discuss the items mentioned in Article Twenty-Two, clause B of these by-laws.  Ordinary meetings will be those called to deal with items under Article 181 of the Mexican General Business Corporations Act and to discuss whatever other item not reserved to extraordinary meetings.

ARTICLE EIGHTEEN.  The Board of Directors, its Chairman or Statutory Auditor of the Board of Directors may call the shareholder meetings.  Shareholders that hold voting shares, including in limited or restricted form, that represent at least 10% (ten percent) of share capital may request that a general shareholders’ meeting be called, as per the terms of Article 184 of the Mexican General Business Corporations Act.

Any shareholder has the same right as described in Article 185 of the Mexican General Business Corporations Act.  If a meeting is not called within 15 (fifteen) days following the date of the request, a Civil or District Judge of the domicile of the Company will call a meeting upon the petition of an interested shareholder, who should prove that he/she is titleholder of the shares for said purpose.

The calling of ordinary, extraordinary or special meetings shall be published in an official newspaper in the corporate domicile of the Company or in one of the newspapers of greatest circulation within said domicile, at least 15 (fifteen) days prior to the date decided for the meeting.  The summons for the meeting should contain the agenda and should be signed by the person or the persons who issues the summons.

From the moment in which the called for the shareholders’ meeting is published, the information and documents related to each of the agenda points to be discussed in the meeting should be available in the offices of the Company, immediately and without charge.

In conformity with the second paragraph of Article 178 of the Mexican General Business Corporations Act, resolutions made outside of the meeting, by unanimous vote of the shareholders that represent all shares with voting rights or of a special series of shares that is being discussed, will have all legal rights and the same value as if they had been adopted within a general or special meeting, respectively, given that the shareholders confirm the decision in writing.

ARTICLE NINETEEN.  Only the persons who are registered as shareholders in the Shareholder Registry, as well as those that present the certificates issued by S.D. Indeval, S.A. de C.V., Institution for the Deposit of Securities, completed with the list of depositors in it, will have the right to attend or to be represented in the shareholders’ meeting, for which the Mexican Securities Market Act will be applicable.  Shareholders may be represented in the meeting by a person or persons that are designated and given power, in a form decided by the Company, which should follow those prerequisites listed in Article 14 (bis tres section VI, clause c) of the Mexican Securities Market Act.  The Company should maintain at the disposition of accrediting intermediaries of the stock exchange at least fifteen (15) days prior to the date of the respective meeting, the mentioned forms upon which the Company relies, granting the power to represent shareholders in meetings, of which the Secretary of the Company will certify.

The Secretary of the Board of Directors is obliged to assure the observance of the requirements of the previous paragraph, and inform the shareholders’ meeting of such, mentioning such issue in the corresponding minute.

Each shareholder or his/her representative will have the right to one vote per share.

The members of the Board of Directors, officers and Statutory Auditors of the Company may not represent any shareholder in the Company’s shareholders’ meetings.

ARTICLE TWENTY.  The minutes of the meetings will be transcribed by the Secretary into a book specified for the task and will be signed by the Chairman, the Secretary and the tellers, as well as any Statutory Auditors who attend.

ARTICLE TWENTY-ONE.  The meetings will be presided by the Chairman of the Board of Directors and in his/her absence, by the person who the shareholders designate by majority vote.

The Secretary of the shareholders’ meetings will be the person who fills this role within the Board of Directors and, if this person cannot attend the meeting, the person who the shareholders designate by majority vote to act as Secretary.  The Chairman will name two tellers from the shareholders, representatives of shareholders or guests who are present at the meeting, in order to count the shares represented, in order to determine if a quorum is present and, in that case, to count the votes made.

ARTICLE TWENTY-TWO. A.  The ordinary shareholders’ meetings will take place at least once per year, within the 4 (four) months following the end of each fiscal year, and when called to discuss an item under its competence.  Apart from the items included in the agenda, the meetings should discuss the following:

1.             Discuss, approve or modify the report of the Board of Directors of the Company in relation to the financial situation and other accounting documents, including the report of the Auditing Committee, as per Article 172 of the Mexican General Business Corporations Act.

2.             Decide the application of profits, if they exist.

3.             Name members of the Board of Directors, Secretary, Statutory Examiners and their substitutes and members of the Executive Committee and determine their compensation.

4.             Designate a maximum amount of resources that can be used for share repurchases.

5.             Discuss the annual report of the Audit Committee presented by the Board of Directors as per Article 14, Bis 3, section IV of the Mexican Securities Market Act.

B.    The following items are reserved for extraordinary meetings:

1.     Extend the corporate duration of the Company;

2.     Dissolution of the Company;

3.     Increase or decrease fixed share capital;

4.     Change of the Company’s corporate purpose;

5.     Change of the Company’s nationality;

6.     Transformation of the Company;

7.     Merger with another Company and spin-off of the Company;

8.     Issue preferred shares;

9.     Share redemptions and issuance of possessive stock or stock with limited voting rights, preferred stock or stock with characteristics distinct of those of the ordinary class;

10.   Delisting of the shares, except on those quoting systems and other markets that are not organized as stock exchanges;

11.   Any amendments to the bylaws;

12.   Any other item for which the law or by-laws require a special quorum.

ARTICLE TWENTY-THREE.  In order for an ordinary shareholders’ meeting be considered legal when convened for the first time, at least half of share capital should be present, and the resolutions will be valid when approved by the majority of the shares represented.  In the case of the second or later calling, the ordinary shareholder meetings may be validly recognized with whatever number of shares present, and the resolutions made will be valid when the majority of present shares approves the resolution.

ARTICLE TWENTY-FOUR.  In order for an extraordinary shareholders’ meeting be considered legal when convened for the first time, at least three-fourths of share capital shall be present, and in order for the resolutions to be valid, at least half of share capital must approve them.  In the case of the second or later calling, the extraordinary shareholders’ meetings may validly meet if at least fifty-one percent of the shares in which share capital is divided is present, and their resolutions will be valid if at least half of share capital approves the measure by vote.

A favorable vote of 95% (ninety-five percent) of share capital is required in order to release the shareholders that own the majority of the ordinary shares or that have the possibility, under any title, to impose decisions in the general shareholders meetings or to appoint the majority of the members of the Board if Directors, of its obligation to make a tender offer of shares in the case of a delisting of the Company in the National Securities Registry, and always comply with any other requirement as set forward by the National Banking and Securities Commission.

ARTICLE TWENTY-FIVE.  Those shareholders that represent at least 10% (ten percent) of the shares represented at an ordinary or extraordinary meeting, may request to postpone the voting of whatever item of which they do not consider themselves to be sufficiently informed, as per Article 199 of the Mexican General Business Corporations Act.

Those shareholders that represent at least 20% (twenty percent) of share capital, may judicially oppose resolutions of general meetings, at which they have the right to vote, given that they follow the prerequisites of Article 201 of the Mexican General Business Corporations Act, Article 202 being equally applicable.

Those shareholders that represent at least 15% (fifteen percent) of share capital, may directly execute civil action against the Company in conformity with Article Thirty-Eight of these by-laws.

ARTICLE TWENTY-SIX.  For special meetings, the same rules as mentioned in Article Twenty-Four for extraordinary meetings apply, but refer to the special category of stock to which they are speaking.

CHAPTER FOUR

ADMINISTRATION AND SURVEILLANCE OF THE COMPANY

ARTICLE TWENTY-SEVEN.  The direction and administration of business and goods of the Company will be entrusted to the Board of Directors that will be composed of at least 5 (five) and at most 20 (twenty) members, of which at least 25% (twenty-five percent) should be independent, as decided at the corresponding shareholders’ meeting, as per Article 14 Bis of the Mexican Securities Market Act.  For each Shareholding Director, there should be a designated substitute.  The Directors will be designated in the following form:

1.             All shareholders or groups of shareholders that represent at least 10% (ten percent) of the shares with voting rights will have the right to designate a director and his/her respective substitute, in the event of the absence of the first, by resolution at an ordinary meeting held for such effect.

2.             All minority shares with restricted voting rights distinct from those set forth in Article 113 of the Mexican General Business Corporations Act or of limited vote as the name alludes, that represents at least 10% (ten percent) of share capital in one or both series of shares, will have the right to designate at least one director and his/her respective substitute; if this requisite minority is not present, the combined holders of said class of shares will enjoy the right to name at least two advisors and their substitutes.  In the second case, the designations, substitutions and revocations of directors, will be decided in a special meeting.  The nomination of these directors may only be revoked if the nomination of all directors is revoked.

The designation or election of the members of the Board of Directors will be made by an ordinary or special shareholders’ meeting, by a favorable vote of the majority of the holders of the representative shares of share capital that are present at the corresponding meeting.

ARTICLE TWENTY-EIGHT.  The members of the Board of Directors may or may not be shareholders; they will hold their position for one year but will continue to carry out their role until the person designated to substitute them takes over; they may be reelected and will receive payment, the amount of which will be decided by an ordinary shareholders’ meeting.

ARTICLE TWENTY-NINE.  In the case of the inability of a shareholders’ meeting to expressly designate, the Board of Directors, in the first session that occurs immediately after the designated meeting, will name the

Chairman, the Secretary and their substitutes, it being understood that the Secretary (and his/her substitute) does not need to be a member of the Board of Directors.  The Board of Directors will also designate the persons that will fill the other positions that will be established for the performance of its functions.  Temporary or definitive absences in the Board of Directors will be filled by the respective substitutes.

The Chairman of the Board of Directors will preside over the meetings of the Board of Directors and, in his/her absence, will be presided over by one of the members that the other assistants designate by majority vote and will fulfill and execute the agreements of the shareholders’ meetings and of the Board of Directors without the need of a special resolution.

The members of the Board of Directors will be responsible for the resolutions that are adopted as per clause 18 of Article Thirty-Two of these by-laws, except in the case that is laid out in Article 159 of the Mexican General Business Corporations Act.

The Board of Directors shall likewise debate and resolve (i) all operations that are submitted for its consideration and that are performed within the Company or any Subsidiary of the Company and the persons related as per Article 14 Bis 3, section IV, clause d) of the Mexican Securities Market Act, (ii) the purchase or sale of assets on behalf of the Company or a Subsidiary that represents 10% (ten percent) or more of the total assets of the Company, (iii) the granting of guarantees on behalf of the Company or a Subsidiary that amounts to a sum greater than 30% of the total assets of the Company, and (iv) operations performed by the Company or a Subsidiary that are distinct from the previous that represent more than 1% (one percent) of the total assets of the Company.

Copies or evidence of the minutes of the meetings of the Board of Directors and of the shareholders’ meetings, as well as the entries in the books and corporate registries and of whatever document in the archive of the Company may be authorized and certified by the Secretary of the Board of Directors or his/her substitute, who will be permanently delegated to meet with the notary public of his/her choice to formalize the minutes of the meetings of the Board of Directors and of the shareholders’ meetings, as well as to grant powers of attorney that the same Board grants.  Likewise, the Secretary of the Board of Directors or his/her substitute is responsible for redacting and depositing in the respective books the minutes of the meetings, meetings of the Board of Directors, of the Executive Committee to which Article Thirty-Three refers and of the Audit Committee to which Article Thirty-Four refers, and in a similar manner, dispatch certified copies of the nomination, signatures and duties of the officers of the Company.

The Board of Directors should meet at least once every trimester.

Likewise, the Board of Directors shall meet at least once per fiscal year in a special meeting in which there may only be present those members that are not officers of the Company and in which there cannot be present officers of the Company. Additionally, such special meetings of the Board of Directors may be held always that there is a fair reason.

ARTICLE THIRTY.  The calls for the meetings of the Board of Directors shall be sent by mail, fax or courrier to the members of the Board of Directors to his/her home at least 5 (five) days prior to the date of the session, giving proof of receipt of the respective call.  Said call shall contain the agenda for the meeting and indicate the place, date and time of the meeting.

The Chairman of the Board of Directors, at least 25% (twenty-five percent) of the directors and any of the statutory examiners of the Company, shall call a session of the Board of Directors.

The corresponding minutes of the meetings of the Board of Directors shall be authorized by whoever fills the role of Chairman and Secretary of the corresponding session and will be registered in a specific book for said effects.

Resolutions may be adopted outside a session of the Board of Directors by unanimity of the members or their respective substitutes, and said resolutions will have legal effect and be valid as if they had been adopted within a session of the Board of Directors, given that they are confirmed in writing.  The confirmation document shall be sent to the Secretary of the Company, who will transcribe the respective resolutions in a book of corresponding minutes and will indicate that said resolutions were adopted in conformity with these by-laws.

ARTICLE THIRTY-ONE.  In order for the meetings of the Board of Directors to be valid, the attendance of the majority of its members is required and the resolutions will be valid when the majority of the members present vote in favor; in the case of a tie, the Chairman of the Board of Directors will have the tie-breaking vote.  A resolution of the Board of Directors is required to determine how to execute the corresponding voting rights of the shares that are held by the Company and issued by those companies which majority of shares are owned by this Company, either at a extraordinary or ordinary shareholders meeting.  The last duty will correspond exclusively to the Board of Directors and will be non-delegable.

The Chairman of the Board of Directors must chair the special meetings of the Board of Directors pursuant to Article Twenty Nine of these By-laws, only in case that the Chairman of the same is not an officer of the Company. In contrary, the special meeting shall be chaired by the director designated by the directors present at such meeting. The special meetings of the Board of Directors shall be subject to the applicable provisions of these By-laws.

The meetings will be held in the domicile of the Company or in whatever other place the Board of Directors designates.

ARTICLE THIRTY-TWO.  The Board of Directors is the legal representative of the Company and will be invested with and will have, among others, the following duties and obligations:

1.             Execute the power of the Company to bring lawsuits and carry out collections, which is conferred without limitation and in conformity with the first paragraph of the article two thousand five hundred and four of the Civil Code of the Federal District and the related parts of the Civil Code of all the States of the Republic of Mexico; the Board of Directors is authorized but not limited, to: end the legal action, even though it is a judicial appeal (juicio de amparo); compromise; submit to arbitration; articulate positions; relinquish goods; make appeals; receive payment; and execute all kinds of acts expressly determined by law, while representing the Company before judicial and administrative, criminal, civil or other kinds of authorities, as plaintiff or co-plaintiff to the Public Minister in criminal proceedings, before authorities and tribunals of labor and before the Secretary of External Relations in order to celebrate agreements with the Federal Government.

2.             Power of attorney for acts of administration, according with the second paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and correlating articles of the Civil Codes of all States of the Mexican Republic.

3.             Power of attorney for acts of domain in terms of the third paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and correlating articles of the Civil Codes of all States of the Mexican Republic.

4.             Designate and remove the CEO, and the general or special managers and other officers, representatives, agents and employees of the Company or to designate for each, duties, obligations, conditions of employment, pay and loan guarantees.

5.             Acquire and dispose of shares and interests in other companies, in accord with these by-laws.

6.             Issue, subscribe, endorse and negotiate all kinds of credit instruments in the name of the Company and designate persons who may to carry out said acts, as per Article Nine of the General Law of Titles and Operations of Credit.

7.             Open and cancel bank accounts in the name of the Company and authorize and designate persons that control the same.

8.             Call ordinary, extraordinary or special shareholders’ meetings, as per these bylaws, or when considered proper, and fix the date and time of said meetings in order to adopt resolutions.

9.             Formulate internal labor rules.

10.           Name and remove external auditors of the Company.

11.           Establish branches and agencies of the Company in any part of the Mexican Republic or abroad.

12.           Determine how to vote shares that are held by the Company in the extraordinary or ordinary shareholders’ meetings of the companies of which it is the majority shareholder.  This duty is non-delegable, though they may designate individuals to case the vote in the form decided by the Board of Directors.

13.           Confer general or special powers and delegate any of the duty previously mentioned, except those that relate to the exercise of tasks exclusive to the Board of Directors by Law or in these By-laws, always reserving for itself the revocation of the powers granted to the Board itself.

14.           Carry out all types of acts authorized by these by-laws or that are the consequence of the same, including the issuance of all kinds of required opinions in accord with the Mexican Securities Market Act and the provisions set forth by the National Banking and Securities Commission.

15.           Designate the person or persons responsible for the acquisition and placement of its own stock as discussed under Article Eight of these bylaws.

16.           Establish an Audit Committee to which Clause Thirty-Six refers, designate its duties and obligations, determine the composition and designate its members and establish rules that govern how it functions.

17.           Establish other committees that the Board of Directors considers necessary for the development of the operations of the Company, determine its duties and obligations, determine the composition and designate its members and establish rules that govern how it functions.

18.           Approve the normal business operations that occur between the Company and its shareholders, with persons that form part of the administration of the Company or with those said persons that maintain patrimonial ties or that have a blood relationship or affinity twice removed, the spouse or concubine, which is non-delegable; purchase or sell 10% (ten percent) or more of the assets of the Company; grant guarantees amounting to more than 30% (thirty percent) of the assets of the Company, and in a similar manner, operations performed on behalf of the Company that relate to distinct acts than those previously mentioned that represent more than 1% (one percent) of the total assets of the Company.

19.           Approve the operations of the Company or Subsidiaries of the Company as per Article 14 Bis 3, section IV clause d) of the Mexican Securities Market Act, such as the ability to decide when the Company will vote the shares it holds in its Subsidiaries in order to approve operations with related parts, (ii) purchase or sell assets on behalf of the Company or a Subsidiary that represent 10% (ten percent) or more of the total assets of the Company, (iii) grant a guarantee on behalf of the Company or a Subsidiary that is greater than 30% (thirty percent) of the total assets of the Company, and (iv) operations performed on behalf of the Company or a Subsidiary that relate to distinct acts than those previously mentioned that represent more than 1% (one percent) of the total assets of the Company.

ARTICLE THIRTY-THREE. The Company may have an Executive Committee that will be comprised of the number of shareholding directors or their substitutes from the Board of Directors of the Company that the ordinary meeting determines.  The designations of the members of the Executive Committee, including the Chairman of said Executive Committee, will be performed by an ordinary shareholders’ meeting.  At least 25% (twenty-five percent) of the members of the Executive Committee shall be Independent directors.  The ordinary meeting shall designate a substitute for each member of the Committee.  The members of the Executive Committee will hold their position for one year, unless they are relieved of their position by an ordinary shareholders’ meeting, but in all cases will continue in their post until the person designated to take over their position does so; they may be reelected and receive remunerations that the ordinary shareholders’ meeting determines.

The Executive Committee will meet when called by the Secretary of the Board of Directors or his/her substitute, the Chairman or any two of its own members, with at least 5 (five) days of anticipation, giving in whatever case, call the Statutory Auditors of the Company, who have the right to assist verbally but may not vote.  The call should be sent by mail, telegram, fax, messenger or whatever other method assures that the members of said Committee receive the call 5 (five) days prior to the date of the session.  The call shall be signed by the Secretary of the Board of Directors of the Company or his/her substitute, which hold said position within the Executive Committee.

To ensure that the meetings of the Executive Committee are valid, it is necessary for at least the majority of its members to be present.  The resolutions of the Executive Committee should be approved by the favorable vote of the majority of its members.

Resolutions taken outside a meeting of the Executive Committee, by the unanimous vote of its members, will have legal effect and the same validity as if they had been adopted within a meeting of the Committee, as long as they are confirmed in writing.  The resolutions adopted in accord with this paragraph should be written in a special book as per the last paragraph of this article.

The Executive Committee will have the duties that the Board of Directors grants in accord with points 1, 2, 3, 4, 5, 6, 8, and 12 of Article Thirty-Two, duties which may be amplified or restricted in any moment by an ordinary shareholders’ meeting, without amending these by-laws.

The Executive Committee will not carry out activities that are reserved exclusively and are not delegable by law or these by-laws to the shareholders’ meeting or to the Board of Directors.  The Executive Committee may not delegate any combination of its duties to another person, but may designate the persons that should execute resolutions.  If they do not designate a person, the Chairman or Secretary may execute the resolutions of the Committee.

The Executive Committee shall opportunely inform, through the Chairman or the Secretary and at least annually to the Board of Directors, of the resolutions it decides or when, in the judgment of the Committee, important events arise for the Company.  For each meeting of the Executive Committee, minutes will be prepared and transcribed into a special book, which will list attendance of the members of the Committee and resolutions adopted; it should be signed by those acting as Chairman and Secretary.

ARTICLE THIRTY-FOUR.  The Company has an Audit Committee, which will be comprised of the number of members that the Board of Directors determines, of which the Chairman and the majority of the Committee will be independent directors, as per Article 14 Bis of the Mexican Securities Market Act.  The Statutory Advisor(s) of the Company will attend the meetings of the Audit Committee, but will attend as guests with the right to verbally advise, but not to vote.

The Auditing Committee will have, among others, the following duties:

1.             Prepare an annual report of its activities and present it to the Board of Directors and to the shareholders’ meeting.

2.             Give an opinion about business with related persons to which numerals 18 and 19 of Article Thirty-Two in these by-laws allude.

3.             Propose the hiring of Independent Experts where proper, with the goal of expressing their opinion in respect to the operations mentioned in section 2 above.

4.             In the applicable instance and in conformity with the regulations set forward by the National Banking and Securities Commission, propose the hiring on behalf of the Company of an Independent Expert who will issue an opinion in relation to tender offers.

5.             Revise the accounting policies of greatest importance in order to analyze the financial position of the Company.

6.             Advise the Board of Directors about relevant changes to the policies, criteria and accounting practices.

7.             Recommend to the Board of Directors the conditions for the hiring and the breadth of the professional mandates of external auditors for the Company.

8.             Recommend to the Board of Directors accounting policies for the preparation of financial information of the Company.

9.             Assist the Board of Directors in the revision of basic financial information and validate the issuance of shares.

10.           Contribute to the definition of general guidelines for the internal control system of the Company and evaluate its effectiveness.

11.           Assist the Board of Directors in the coordination and evaluation of the annual programs of the internal auditor.

12.           Coordinate the work of the external and internal auditors and the auditor of the Commission of the Company.

13.           Verify that the Company meets applicable norms.

14.           Anything else required by laws, provisions and general rules that are applicable to the Company.

The Audit Committee will meet at the request of the Secretary of the Board of Directors or his/her substitute, the Chairman or any two of its members, with at least 5 (five) days of anticipation, also given to the Statutory Auditors of the Company, who have the right to attend and speak but may not vote.  The call shall be sent by mail, telegram, fax, courier or whichever other method assures that the members of the Committee receive it at least 5 (five) days prior to the date of the meeting.  The summons shall be signed by the Secretary of the Board of Directors or his/her substitute, which has the same capacity within the Audit Committee.

In order for the meetings of the Audit Committee to be valid, the attendance of at least the majority of its members will be necessary.  The resolutions of the Audit Committee shall be approved by a favorable vote of the majority of its members.

Resolutions made outside a session of the Audit Committee, by the unanimous vote of its members, will have legal effect and the same validity as if they had been adopted within a meeting of the Committee, given that they are made in writing.  The resolutions adopted in accord with this paragraph should be recorded in a special book to which the last paragraph of this Article refers.

The Audit Committee shall not carry out activities which are exclusively reserved and non-delegable by law or by these by-laws to the shareholders’ meetings or to the Board of Directors.  The Audit Committee may not delegate its duties to any person, but may designate the persons that may execute its resolutions.  In the event that they fail to designate the person to carry out the resolutions, the Chairman or Secretary may execute the resolutions of the Committee.

The Audit Committee shall opportunely inform, through its Chairman or Secretary and at least annually to the Board of Directors, of the resolutions that it makes or when, in the judgment of the Committee, important events arise.  For each meeting of the Audit Committee the minutes will be transcribed into a special book; in which will be recorded the attendance of the members of the Committee and resolutions adopted; it should be signed by those acting as Chairman and Secretary.

ARTICLE THIRTY-FIVE.  The operation of the business shall be entrusted to a CEO, designated by the Board of Directors, and will enjoy the duties that the Board of Directors places in him/her as per the delegable attributes set out in Article Thirty-Two of these by-laws.  The CEO may or may not be a shareholder or member of the Board of Directors, and will remain in his/her position indefinitely until the Board of Directors designates a person to substitute him/her and that person takes over the position.

ARTICLE THIRTY-SIX.  The surveillance of the Company shall be entrusted to one or more Statutory Auditors and their respective substitutes who are designated by an ordinary shareholders’ meeting.  Shareholders that hold shares that represent at least 10% (ten percent) of the representative shares of share capital will have the right to designate a Statutory Auditor(s), if the nomination of the other statutory auditors is also revoked pursuant to the provisions set forth in section III of article 14 bis 3 of the Securities Market Act.  The Statutory Auditors and, if applicable, their substitutes do not need to be shareholders of the Company, will be named annually, may be reelected one or more times and will continue in their position until a meeting names new persons to those positions and those designated assume their position.

The Statutory Auditors shall be called to all meetings of the Board of Directors and to all meetings of the Executive Committee and of the Auditing Committee.

The Statutory Auditors will have the duties and obligations that are set forth in Article 166 of the Mexican General Business Corporations Act, as well as those that are delegated by the shareholders’ meeting and will receive the remuneration that the shareholders determine.

ARTICLE THIRTY-SEVEN.  Neither the members of the Board of Directors members of the Executive Committee, Auditing Committee, Secretaries or Statutory Auditors, their respective substitutes, Directors or Managers, will have the obligation to give a guarantee that ensures the fulfillment of the responsibilities they could encounter in the realization of their duties, except for when the shareholders’ meeting has established such an obligation.

ARTICLE THIRTY-EIGHT.  Shareholders that represent at least 15% (fifteen percent) of share capital, may exercise a civil action (acción de responsabilidad civil) directly against the administrators, given that they follow the prerequisites set forth in Article 163 of the Mexican General Business Corporations Act.  Such an action may be exercised also with respect to the statutory auditors and members of the Auditing Committee to which Article Thirty-Four of these by-laws refers, adjusting the legal cite.

The members of the Board of Directors, Statutory Auditors that attend the Auditing Committee and, in that case, the members of the said Committee, that have an interest opposite to that of the Company may make it known to the rest of the members of the Board of Directors or to the members of the Auditing Committee, and abstain in all deliberations and resolutions with respect thereto.

ARTICLE THIRTY-NINE.  The Company is obliged to indemnify and hold harmless its members, proprietors and their substitutes, officers of the Board of Directors, members of the Executive Committee, members of the Auditing Committee and members of whatever other committee the Company creates, in relation to the legal fulfillment of his/her position, against any complaint, lawsuit, proceeding or investigation that is initiated in Mexico or in any of the countries where the Company is registered, where shares of the Company are quoted, where other securities based in said shares are issued or where other securities with a fixed or variable return are issued by the Company, including payment of whatever damage or prejudice that may have been caused in the amount necessary to arrive, where opportune, at a compromise, including the totality of the honorariums and expenses of the attorneys and other advisors that are hired to protect the interests of these persons in the mentioned positions. The Board of Directors is the organ with the ability to determine whether it is proper to hire the services of attorneys or other advisors apart from those that are advising the Company, except when for the stated complaints, lawsuits, procedures or investigations that result from negligence, recklessness (dolo) or bad faith.

CHAPTER FIVE

FISCAL YEAR AND FINANCIAL INFORMATION

ARTICLE FORTY.  The fiscal year of the Company coincides with the calendar year.  In the case that the Company enters bankruptcy or merges, its fiscal year will end as of the date upon which it enters bankruptcy or merges.

ARTICLE FORTY-ONE.  Within the 4 (four) months after the end of each fiscal year, the Board of Directors will prepare the following financial information and whatever other information that is necessary, in accord with applicable legal provisions:

1.             A report of the Board of Directors about the business of the Company and of its principal Subsidiaries for the year, mentioning the policies the Board of Directors followed and, where applicable, discussing principal projects that were in existence;

2.             A report in which they enumerate and explain the principal policies and accounting criteria and methods followed in the preparation of financial information;

3.             A study that demonstrates the financial situation of the Company as of the fiscal year’s end.

4.             A study that explains and classifies the results of the Company during the fiscal year;

5.             A study that shows the changes in the financial situation of the Company during the fiscal year.

6.             A study that shows the changes in the shareholders’ equity of the Company that occurs during the fiscal year, and

7.             Notes that are necessary to complete and clarify the information that was supplied in the previous studies.

CHAPTER SIX

PROFIT AND LOSS

ARTICLE FORTY-TWO. The net profits of each fiscal year, according to the Financial Statements, once deducted the necessary amounts to: (i) make payments on any taxes; (ii) set aside mandatory reserves, and (iii) if applicable, amortize the losses of previous fiscal years, shall be applied in the following manner:

1.             5% (five percent) in order to set up or replace the legal reserve fund, until such fund is equal to twenty percent of paid share capital.

2.             The amounts that the meeting determines in order to create or increase the general or special reserves.

3.             The amount that the meeting determines in order to purchase its own shares, as per what is established through legislation and these by-laws.

4.             The remainder will be applied according to resolutions of the shareholders’ meeting, as well as to pay a dividend to all shareholders, in proportion to the number of shares held.

ARTICLE FORTY-THREE.  Losses, if there are any, will be recognized by all shareholders, in proportion to the number of shares and in the corresponding fiscal year.

CHAPTER SEVEN

DISSOLUTION AND LIQUIDATION

ARTICLE FORTY-FOUR.  The Company will dissolve if any of the cases envisioned by Article 229 of the Mexican General Business Corporations Act occurs.

ARTICLE FORTY-FIVE.  Once dissolved, the Company will go into liquidation.  An extraordinary shareholders’ meeting will designate one or more liquidators who will have the duties established under the Mexican General Business Corporations Act or that the shareholders’ meeting designates.

ARTICLE FORTY-SIX.  The liquidator(s) will carry out the liquidation of the estate in accord with a decision of a shareholders’ meeting, and in its failure to do so, with the guidance of the following and in conformity with the respective chapter of the Mexican General Business Corporations Act:

1.             Conclude business in the manner they determine is the most proper;

2.             Charge creditors and pay the debts of the Company;

3.             Sell the assets of the Company;

4.             Create the final liquidation balance sheet, and

5.             Distribute the remaining assets among shareholders, in proportion to the number of shares held, once the final liquidation balance is approved.

During the liquidation, the shareholders’ meetings will meet in the form previously set out in the current by-laws, and the liquidator(s) will carry out functions equivalent to those that the Board of Directors is authorized to carry out during the course of business of the Company, and the Statutory Auditors will continue to carry out their functions in respect to the liquidator(s) as if the liquidators were the Board of Directors.

CHAPTER EIGHT

APPLICABLE LEGISLATION AND ARBITRAGE

ARTICLE FORTY-SEVEN.  In regard to everything that is not expressly stated in these by-laws, the provisions of the Mexican General Business Corporations Act, the Mexican Securities Market Act, the provisions set forward by the National Banking and Securities Commission and other applicable legislation in the United Mexican States govern.

ARTICLE FORTY-EIGHT.  All conflicts, disputes, differences or irreconcilable disagreements that arise among two or more shareholders or among two or more groups of shareholders or between any shareholder and the Company, that arises from the present by-laws or that is related to them, shall be resolved through arbitration, in accord with the Arbitration Rules of the International Chamber of Commerce, and will occur in Mexico, D.F., by a tribunal of three Mexican arbitrators, skilled in law.  Each one of the involved parties will designate an arbitrator and the third will be designated by the party arbitrators.  If one of the parties does not designate an arbitrator within 10 (ten) days following the date of notification of the commencement of the arbitral proceeding, or if the two arbitrators cannot agree about the designation of the third within 10 (ten) days following their designation, the International Chamber of Commerce will make the designation of the arbitrator that has not been designated by the remiss party, or the third arbitrator, according to the case.

The final decision is not appealable and is obligatory for the parties and can be presented by whichever party before a competent court of their election within Mexico City, Federal District; the parties expressly submit to the jurisdiction of said tribunal with the only objective of executing the judgment in accordance with this Article.